                                                                  EXECUTION COPY

================================================================================

                                PITNEY BOWES INC.

                      The SUBSIDIARY BORROWERS Party Hereto

                                   ----------

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                 $1,500,000,000

                            Dated as of May 19, 2006

                                   ----------

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                                   ----------

         J.P. MORGAN SECURITIES INC. and CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arrangers and Joint Bookrunners

                         CITIGROUP GLOBAL MARKETS INC.,
                              as Syndication Agent

                   ABN AMRO BANK N.V., BANK OF AMERICA, N.A.,
              BARCLAYS BANK PLC and DEUTSCHE BANK SECURITIES INC.,
                             as Documentation Agents

================================================================================

                                       (i)


                                TABLE OF CONTENTS

     This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                            Page
                                                                            ----
Section 1. Definitions and Accounting Matters.............................    1
   1.01  Certain Defined Terms............................................    1
   1.02  Accounting Terms and Determinations..............................   19
   1.03  Classes and Types of Loans.......................................   20
   1.04  Currencies; Currency Equivalents.................................   20

Section 2. Commitments, Loans, Notes and Prepayments......................   20
   2.01  Syndicated Loans.................................................   20
   2.02  Borrowings of Syndicated Loans...................................   21
   2.03  Competitive Bid Option...........................................   21
   2.04  Changes of Commitments...........................................   25
   2.05  Certain Fees.....................................................   25
   2.06  Lending Offices..................................................   26
   2.07  Several Obligations; Remedies Independent........................   26
   2.08  Evidence of Debt.................................................   26
   2.09  Optional Prepayments and Conversions or Continuations of Loans...   28
   2.10  Increase in Commitments..........................................   28
   2.11  Letters of Credit................................................   29
   2.12  Mandatory Prepayments in respect of Currency Fluctuations........   33
   2.13  Extension of Commitment Termination Date.........................   34

Section 3. Payments of Principal and Interest.............................   35
   3.01  Repayment of Loans...............................................   35
   3.02  Interest.........................................................   35

Section 4. Payments; Pro Rata Treatment; Computations; Etc................   36
   4.01  Payments.........................................................   36
   4.02  Pro Rata Treatment...............................................   38
   4.03  Computations.....................................................   39
   4.04  Minimum Amounts..................................................   39
   4.05  Certain Notices..................................................   39
   4.06  Non-Receipt of Funds by the Administrative Agent.................   40
   4.07  Sharing of Payments, Etc.........................................   41

Section 5. Yield Protection, Etc..........................................   42

                                      (ii)


   5.01  Additional Costs.................................................   42
   5.02  Limitation on Types of Loans.....................................   44
   5.03  Illegality.......................................................   45
   5.04  Compensation.....................................................   45
   5.05  Taxes............................................................   46
   5.06  Replacement of Banks.............................................   48
   5.07  Additional Costs in Respect of Letters of Credit.................   49

Section 6. Conditions Precedent...........................................   50
   6.01  Initial Loan.....................................................   50
   6.02  Initial and Subsequent Loans.....................................   51

Section 7. Representations and Warranties.................................   51
   7.01  Corporate Existence..............................................   52
   7.02  Financial Condition..............................................   52
   7.03  Litigation ......................................................   52
   7.04  No Breach .......................................................   52
   7.05  Action ..........................................................   53
   7.06  Approvals .......................................................   53
   7.07  ERISA ...........................................................   53
   7.08  Taxes ...........................................................   53
   7.09  Investment Company Act...........................................   53
   7.10  Environmental Matters............................................   53
   7.11  Use of Credit....................................................   54
   7.12 Representations and Warranties of Subsidiary Borrowers............   54

Section 8. Covenants of the Company.......................................   55
   8.01  Financial Statements, Etc........................................   55
   8.02  Existence, Etc...................................................   56
   8.03  Insurance........................................................   57
   8.04  Prohibition of Fundamental Changes...............................   57
   8.05  Limitation on Liens..............................................   58
   8.06  Use of Proceeds..................................................   60
   8.07  Lines of Business................................................   60

Section 9. Events of Default .............................................   60

Section 10. The Administrative Agent......................................   63
   10.01 Appointment, Powers and Immunities...............................   63
   10.02 Reliance by Administrative Agent.................................   64
   10.03 Defaults.........................................................   64
   10.04 Rights as a Bank.................................................   65

                                      (iii)


   10.05 Indemnification..................................................   65
   10.06 Non-Reliance on Administrative Agent and Other Banks.............   65
   10.07 Failure to Act...................................................   66
   10.08 Resignation or Removal of Administrative Agent...................   66
   10.09 Other Agents.....................................................   66

Section 11. Miscellaneous.................................................   66
   11.01 Waiver ..........................................................   66
   11.02 Notices..........................................................   67
   11.03 Expenses, Etc....................................................   67
   11.04 Amendments, Etc..................................................   68
   11.05 Successors and Assigns...........................................   68
   11.06 Assignments and Participations...................................   68
   11.07 Survival.........................................................   71
   11.08 Captions.........................................................   71
   11.09 Counterparts; Integration; Effectiveness.........................   72
   11.10 Governing Law; Submission to Jurisdiction; Service of Process....   72
   11.11 Waiver of Jury Trial.............................................   72
   11.12 Confidentiality..................................................   72
   11.13 Designation of Subsidiary Borrowers..............................   73
   11.14 Judgment Currency................................................   75
   11.15 USA PATRIOT Act..................................................   76
   11.16 Waivers of Certain Notices under Existing Credit Agreements......   76
   11.17 Appointment of Company as Agent..................................   76

Section 12. Guarantee.....................................................   77
   12.01 Guarantee........................................................   77
   12.02 Obligations Unconditional........................................   77
   12.03 Reinstatement....................................................   78
   12.04 Subrogation......................................................   78
   12.05 Remedies.........................................................   79
   12.06 Continuing Guarantee.............................................   79

                                      (iv)


ANNEX 1   Commitments
ANNEX 2   Mandatory Costs

SCHEDULE 8.05 Existing Liens

EXHIBIT A-1 - Form of Syndicated Note
EXHIBIT A-2 - Form of Money Market Note
EXHIBIT B - Form of Opinion of Counsel for the Borrowers
EXHIBIT C - Form of Opinion of Special New York Counsel to JPMCB
EXHIBIT D - Form of Money Market Quote Request
EXHIBIT E - Form of Money Market Quote
EXHIBIT F - Form of Assignment and Assumption
EXHIBIT G - Form of Subsidiary Borrower Designation
EXHIBIT F - Form of Subsidiary Borrower Termination Notice

          AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 19, 2006 among PITNEY BOWES INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each SUBSIDIARY BORROWER party hereto (or that shall become party hereto from time to time pursuant to Section
11.13 hereof); the BANKS (as hereinafter defined) party hereto; and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the "Administrative Agent").

          The Company, certain lenders and JPMorgan Chase Bank, N.A. (f/k/a JPMorgan Chase Bank), as administrative agent thereunder, are parties to the 5-Year Credit Agreement dated as of May 21, 2004 (as amended and in effect immediately prior to the effectiveness of this Agreement, the "Existing 5-Year Credit Agreement").

          The Company and all of the lenders party to the Existing 5-Year Credit Agreement desire to amend the Existing 5-Year Credit Agreement in certain respects and to restate in its entirety the Existing 5-Year Credit Agreement, as so amended, and certain new lenders desire to become party hereto, and accordingly, the parties hereto hereby agree to amend the Existing 5-Year Credit Agreement and to restate the Existing 5-Year Credit Agreement, as so amended, in its entirety, effective as of the Effective Date (as hereinafter defined), and otherwise agree, as follows:

          Section 1. Definitions and Accounting Matters.

          1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Absolute Rate" shall have the meaning assigned to such term in
Section 2.03(c)(ii)(D) hereof.

          "Absolute Rate Auction" shall mean a solicitation of Money Market Quotes setting forth Absolute Rates pursuant to Section 2.03 hereof.

          "Absolute Rate Loans" shall mean Money Market Loans, the interest rates on which are determined on the basis of Absolute Rates pursuant to an Absolute Rate Auction.

          "Additional Bank" shall have the meaning assigned to such term in
Section 2.10(a) hereof.

          "Additional Commitment Bank" shall mean any Person that agrees to provide a Commitment or (in the case of an existing Bank) agrees to increase the amount of its Commitment pursuant to Section 2.13 hereof, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

                      Amended and Restated Credit Agreement

          "Additional Costs" shall have the meaning assigned to such term in
Section 5.01 hereof.

          "Administrative Agent" shall have the meaning assigned to such term in the preamble to this Agreement.

          "Administrative Agent's Account" shall mean, for each Currency, an account in respect of such Currency designated by the Administrative Agent in a notice to the Company and the Banks.

          "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form supplied by the Administrative Agent.

          "Advance Date" shall have the meaning assigned to such term in Section
4.06 hereof.

          "Affiliate" shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agreed Foreign Currency" shall mean, at any time, any of Pounds Sterling, euros and, with the agreement of each Multicurrency Bank and the Company, any other Foreign Currency, so long as, in respect of any such specified Currency or other Foreign Currency, at such time (a) such Currency is dealt with in the London interbank deposit market, (b) such Currency is freely transferable and convertible into Dollars in the London foreign exchange market and (c) no authorization of any Governmental Authority in the country of issue of such Currency (including, in the case of the euro, any authorization by the European Central Bank) is required to permit use of such Currency by any Multicurrency Bank for making any Loan hereunder and/or to permit any Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

          "Applicable Additional Margin" shall mean, for any Commitment Utilization Day, the rate per annum specified under the caption "Applicable Additional Margin" in the table contained in the definition of "Applicable Rate" in this Section or otherwise determined in accordance with such definition.

          "Applicable Dollar Percentage" shall mean, with respect to any Dollar Bank, the percentage of the total Dollar Commitments represented by such Dollar Bank's Dollar Commitment. If the Dollar Commitments have terminated or expired, the Applicable Dollar Percentages shall be determined based upon the Dollar Commitments most recently in effect, giving effect to any assignments.

          "Applicable Lending Office" shall mean, for each Bank and for each Type and Currency of Loan, the "Lending Office" of such Bank (or of an Affiliate of such Bank) designated for such Type and Currency of Loan in such Bank's Administrative Questionnaire or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type and Currency are to be made and maintained.

          "Applicable Multicurrency Percentage" shall mean, with respect to any Multicurrency Bank, the percentage of the total Multicurrency Commitments represented by such Multicurrency Bank's Multicurrency Commitment. If the Multicurrency Commitments have terminated or expired, the Applicable Multicurrency Percentages shall be determined based upon the Multicurrency Commitments most recently in effect, giving effect to any assignments.

          "Applicable Percentage" shall mean, with respect to any Bank, the percentage of the Commitments represented by such Bank's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" shall mean, for any day, with respect to any Eurocurrency Loan or with respect to the facility fees and letter of credit fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Eurocurrency Spread", "Facility Fee Rate", "Letter of Credit Fee Rate" or "Applicable Additional Margin", respectively, based upon the applicable Moody's Rating and/or Standard & Poor's Rating, on such date:

                                   Eurocurrency   Facility   Letter of Credit   Applicable Additional
Standard & Poor's/Moody's Rating      Spread      Fee Rate       Fee Rate               Margin
--------------------------------   ------------   --------   ----------------   ---------------------
           Category 1
        AA-/Aa3 or higher              0.13%       0.045%          0.13%                   0%

           Category 2
              A+/A1                    0.15%        0.05%          0.20%                0.05%

           Category 3
              A/A2                    0.165%        0.06%         0.215%                0.05%

           Category 4
              A-/A3                    0.18%        0.07%          0.23%                0.05%

           Category 5
            BBB+/Baa1                  0.22%        0.08%          0.27%                0.05%

           Category 6
 lower than BBB+/Baa1 or unrated      0.375%       0.125%         0.425%                0.05%

          For purposes of the foregoing, (i) if either Moody's or Standard & Poor's shall not have in effect a Moody's Rating or a Standard & Poor's Rating, as the case may be (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Rate shall be based upon the remaining rating, (ii) if the Moody's Rating and the Standard & Poor's Rating shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case, the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings, and (iii) if the Moody's Rating and the Standard & Poor's Rating established or deemed to have been established by Moody's and Standard & Poor's, respectively, shall be changed (other than as a result of a change in the rating system of Moody's or Standard & Poor's), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or Standard & Poor's shall change, or if either such rating agency shall cease to be in the business of providing insurance ratings, the Company and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Approved Fund" shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

          "Assignment and Assumption" shall mean an agreement substantially in the form of Exhibit F hereto or any other form approved by the Administrative Agent.

          "Availability Period" shall mean the period from and including the Effective Date to but not including the Commitment Termination Date.

          "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

          "Bankruptcy Laws" shall mean the Bankruptcy Code and any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts.

          "Banks" shall mean, collectively, the Dollar Banks and the Multicurrency Banks.

          "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 0.50% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Loans" shall mean Syndicated Loans that bear interest at rates based upon the Base Rate.

          "Borrower" shall mean any of the Company and the Subsidiary Borrowers, as the context may require, and "Borrowers" shall mean all of the foregoing.

          "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City, (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or an Interest Period for, a Eurocurrency Loan or a LIBOR Market Loan or a notice by any Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in deposits denominated in the Currency of such borrowing are carried out in the London interbank market and (c) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, a Eurocurrency Loan denominated in any Foreign Currency, or a notice by any Borrower with respect to any such borrowing, payment, prepayment, or Interest Period, that is also a day on which commercial banks and the London foreign exchange market settle payments in the Principal Financial Center for such Foreign Currency.

          "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Change in Tax Law" shall mean, with respect to any Person, a change in or amendment to the Code or a change in, or amendment to, or the entering into of, an income tax treaty between the United States of America and the jurisdiction where such Person is a tax resident, or a change in or amendment to the United States of America treasury regulations, in each case that occurred after such Person became a party to this Agreement.

          "Class", when used in reference to any Loan, refers to whether Syndicated Loans are issued under the Dollar Commitments or the Multicurrency Commitments or whether such Loans are Money Market Loans; when used in reference to any Bank, refers to whether such Bank is a Dollar Bank or a Multicurrency Bank; and, when used in reference to any Commitment, refers to whether such Commitment is a Dollar Commitment or Multicurrency Commitment. The "Class" of a Letter of Credit refers to whether such Letter of Credit is issued under the Dollar Commitments or the Multicurrency Commitments.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Commitments" shall mean, collectively, the Dollar Commitments and the Multicurrency Commitments.

          "Commitment Increase Date" shall have the meaning assigned to such term in Section 2.10(b) hereof.

          "Commitment Termination Date" shall mean May 19, 2011; provided that
(a) if such date is not a Business Day, the Commitment Termination Date shall be the immediately preceding Business Day and (b) with respect to any Bank, the Commitment of which has been extended pursuant to Section 2.13 hereof, the Commitment Termination Date shall be the date to which such Commitment has been so extended.

          "Commitment Utilization Day" shall mean (a) so long as any Commitments hereunder are in effect, each day that the sum of the aggregate outstanding principal amount of the Syndicated Loans and the aggregate LC Exposures exceeds 50% of the Commitments and (b) following the termination of the Commitments hereunder, each day on which any Syndicated Loans are outstanding hereunder.

          "Company" shall have the meaning assigned to such term in the preamble to this Agreement.

          "Consolidated Net Tangible Assets" shall have the meaning assigned to such term in Section 8.05 hereof.

          "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.09 hereof of a Eurocurrency Loan of a Class denominated in one Currency as a Eurocurrency Loan of such Class denominated in the same Currency from one Interest Period to the next Interest Period for such Loan.

          "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Conversion" and "Converted" shall refer to a conversion pursuant to
Section 2.09 hereof of one Type of Syndicated Loan of a Class denominated in Dollars into another Type of Syndicated Loan of such Class denominated in Dollars, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Credit Exposure" shall mean, with respect to any Bank at any time, the sum of the outstanding principal amount of such Bank's Dollar Credit Exposure and Multicurrency Credit Exposure at such time.

          "Currency" shall mean the lawful currency of any country.

          "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "Dollar Bank" shall mean the Persons listed on Annex 1 hereto as having Dollar Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or other instrument that provides for it to assume a Dollar Commitment or to acquire Dollar Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

          "Dollar Commitment" shall mean, with respect to each Dollar Bank, the commitment of such Dollar Bank to make Syndicated Loans, and to acquire participations in Letters of Credit, denominated in Dollars hereunder, expressed as an amount representing the maximum aggregate amount of such Bank's Dollar Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.04 hereof, (b) increased from time to time pursuant to Section 2.10 hereof and (c) reduced or increased from time to time pursuant to assignments by or to such Bank pursuant to Section 11.06 hereof. The initial amount of each Bank's Dollar Commitment is set forth on Annex 1 hereto, or in the Assignment and Assumption or other instrument pursuant to which such Dollar Bank shall have assumed its Dollar Commitment, as applicable. The initial aggregate amount of the Dollar Banks' Dollar Commitments is $35,000,000.

          "Dollar Credit Exposure" shall mean, with respect to any Dollar Bank at any time, the sum of the outstanding principal amount of such Dollar Bank's Syndicated Loans and its LC Exposure at such time made or incurred under the Dollar Commitments.

          "Dollar Equivalent" shall mean, with respect any Syndicated Loan denominated in any Foreign Currency, the amount of Dollars that would be required to purchase the amount of the Foreign Currency of such Syndicated Loan on the date two Business Days prior to the first day of the then current Interest Period for such Syndicated Loan (or, in the case of any determination made under Section 2.12 hereof or redenomination under the last sentence of
Section 4.01(a) hereof, on the date of determination or redenomination therein referred to), based upon the spot selling rate at which the Administrative Agent offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later.

          "Dollar LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued under the Dollar Commitments at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of any Borrower at such time. The Dollar LC Exposure of any Bank at any time shall be its Applicable Dollar Percentage of the total Dollar LC Exposure at such time.

          "Dollars" and "$" shall mean lawful money of the United States of America.

          "Domestic Subsidiary" shall mean any Subsidiary of the Company that is organized under the laws of any State of the United States of America (including the District of Columbia).

          "Domestic Subsidiary Borrower" shall mean any Subsidiary Borrower that is a Domestic Subsidiary.

          "Effective Date" shall mean the date on which all of the conditions set forth in Section 6.01 hereof shall have been satisfied or waived by the Banks.

          "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

          "euro" shall mean the single currency of Participating Member States of the European Union.

          "Eurocurrency Loans" shall mean Syndicated Loans that bear interest at rates based on rates referred to in the definition of "Eurocurrency Rate" in this Section 1.01.

          "Eurocurrency Rate" shall mean, for any Fixed Rate Loan denominated in any Currency for any Interest Period therefor, a rate per annum determined by the Administrative Agent to be equal to:

          (a) the applicable rate appearing on the Screen at approximately 11:00 a.m., London time, on the Quotation Date prior to the commencement of such Interest Period, as LIBOR for deposits denominated in such Currency with a maturity comparable to such Interest Period; or

          (b) if the Screen shall cease to be publicly available or if the information contained on the Screen, in the reasonable judgment of the Majority Banks (or, with respect to any Loan denominated in any Foreign Currency, the Majority Multicurrency Banks), shall cease accurately to reflect LIBOR (as reported by any publicly available source of similar market data selected by such Majority Banks that, in the reasonable judgment of such Majority Banks, accurately reflects LIBOR), the Eurocurrency Rate shall mean, with respect to any Fixed Rate Loan denominated in such Currency for any Interest Period, the arithmetic mean, as determined by the Administrative Agent, of the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by each Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Fixed Rate Loan for the offering by such Reference Bank to leading banks in the London interbank market of deposits in such Currency having a term comparable to such Interest Period and in an amount comparable to the principal amount of such Fixed Rate Loan to be made by such Reference Bank (or its Applicable Lending Office, as the case may be) for such Interest Period; provided that (i) if any Reference Bank is not participating in any Eurocurrency Loan, the Eurocurrency Rate for such Loan shall be determined by reference to the amount of the Loan which such Reference Bank would have made had it been participating in such Loans, (ii) in determining the Eurocurrency Rate with respect to any LIBOR Market Loan, each Reference Bank shall be deemed to have made a LIBOR Market Loan in an amount equal to $1,000,000, (iii) each Reference Bank agrees to use its best efforts to furnish timely information to the Administrative Agent for purposes of determining the Eurocurrency Rate and
     (iii) if any Reference Bank does not furnish such timely information for determination of the Eurocurrency Rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks;

provided that such rate shall be adjusted to include, if applicable, as reasonably determined by the Administrative Agent in accordance with Annex 2, the Mandatory Costs.

          "Events of Default" shall have the meaning assigned to such term in
Section 9 hereof.

          "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Bank, any Issuing Bank or any other recipient of any payment to be made (a) by or on account of any obligation of the Company or any Subsidiary Borrower,
(i) income or franchise taxes imposed on (or measured by) its net income, net profit or net worth (however denominated), branch profits and franchise or capital taxes imposed, in each case, by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its applicable lending office is located and (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company or any such Subsidiary Borrower that is a Domestic Subsidiary is located; or (b) by or on account of any obligation of the Company or any Domestic Subsidiary that is a Subsidiary Borrower, in the case of a Foreign Bank (other than an assignee pursuant to a request by the Company under Section 5.06 hereof), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Bank (or SPC of such Foreign Bank) by the Company or any such Domestic Subsidiary at the time such Foreign Bank becomes a party to this Agreement (or at the time it designates a new lending office for purposes hereof or transfers to an SPC pursuant to Section 11.06 hereof), other than any withholding tax imposed on any payment by the Company or any such Domestic Subsidiary to the extent that such Foreign Bank, in the case of a designation of a new lending office (or its assignor, in the case of an assignment, or the Granting Bank, in the case of a transfer to an SPC, as the case may be) was entitled as a result of a Change in Tax Law, at the time of such designation (or assignment or transfer, as the case may be), to receive such additional amounts from the Company or any such Domestic Subsidiary with respect to any withholding tax pursuant to Section 5.05(a) hereof, or (ii) is attributable to such Foreign Bank's failure or inability (other than as a result of a Change in Tax Law) to comply with Section 5.05(e) hereof.

          "Existing Credit Agreements" shall mean the Existing 5-Year Credit Agreement and the Existing 364-Day Credit Agreement.

          "Existing 364-Day Credit Agreement" shall mean the First Amended and Restated 364-Day Credit Agreement dated as of May 20, 2005 among the Company, the lenders party thereto and JPMCB, as Administrative Agent (as amended and in effect immediately prior to the Effective Date).

          "Existing 5-Year Credit Agreement" shall have the meaning assigned to such term in the recitals of this Agreement.

          "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the Business Day next succeeding such day by the Federal Reserve Bank of New York or, if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to JPMCB on such Business Day on such transactions as determined by the Administrative Agent.

          "Fixed Rate Loans" shall mean Eurocurrency Loans and LIBOR Market
Loans.

          "Foreign Bank" shall mean any Bank that is organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Currency" shall mean, at any time, any Currency other than Dollars.

          "Foreign Currency Equivalent" shall mean, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term "Dollar Equivalent", as determined by the Administrative Agent.

          "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

          "Foreign Subsidiary Borrower" shall mean any Subsidiary Borrower that is a Foreign Subsidiary.

          "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "Governmental Authority" shall mean the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any federal or other association of or with which any such nation may be a member or associated) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Granting Bank" shall have the meaning specified in Section 11.06(b) hereof.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

          "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Guarantees by such Person of Indebtedness of others.

          "Indemnified Taxes" shall mean Taxes (including Other Taxes) imposed on the Administrative Agent or any Bank on or with respect to any payment hereunder or the execution, delivery or enforcement of this Agreement other than Excluded Taxes.

          "Index Debt" shall mean senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

          "Interest Period" shall mean:

          (a) with respect to any Eurocurrency Loan, each period commencing on the date such Eurocurrency Loan is made or Converted from a Loan of another Type or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third, sixth or, if agreed by all of the Banks, ninth or twelfth calendar month thereafter, or any other period to which all the Banks have consented, as the applicable Borrower may select as provided in Section 4.05 hereof, provided that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

          (b) with respect to any Absolute Rate Loan, the period commencing on the date such Absolute Rate Loan is made and ending on any Business Day not less than seven and not more than 360 days thereafter, as the applicable Borrower may select as provided in Section 2.03(b) hereof;

          (c) with respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the first, second, third, sixth, ninth or twelfth calendar month thereafter, as the applicable Borrower may select as provided in Section 2.03(b) hereof, provided that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and

          (d) with respect to any Base Rate Loan, the period commencing on the date such Base Rate Loan is made and ending on the earlier of the first Quarterly Date thereafter or the Commitment Termination Date.

          Notwithstanding the foregoing, (i) if any Interest Period for any Loan would otherwise end after the Commitment Termination Date, such Interest Period shall not be available hereunder for such period; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Fixed Rate Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period for any Loan (other than a Base Rate Loan or an Absolute Rate Loan) shall have a duration of less than one month and, if the Interest Period for any Fixed Rate Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period, provided that with respect to such portion of a Loan denominated in a Foreign Currency as shall be scheduled to be repaid on the Commitment Termination Date occurring within such one month period, an Interest Period ending on the Commitment Termination Date shall be permissible.

          "Issuing Bank" shall mean each of JPMCB and each other Bank designated by the Company as an "Issuing Bank" hereunder that has agreed to such designation and has been approved as an "Issuing Bank" hereunder by the Administrative Agent (such approval not to be unreasonably withheld or delayed), each in its capacity as an issuer of Letters of Credit hereunder, and in each case its successors in such capacity as provided in Section 2.11(j) hereof, so long as such Person shall remain an Issuing Bank hereunder. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "JPMCB" shall mean JPMorgan Chase Bank, N.A., and its successors.

          "LC Disbursement" shall mean a payment made by an Issuing Bank pursuant to a Letter of Credit.

          "LC Exposure" shall mean, at any time, the sum of the Dollar LC Exposure and the Multicurrency LC Exposure.

          "Letter of Credit" shall mean any letter of credit denominated in Dollars or in any Agreed Foreign Currency issued pursuant to this Agreement.

          "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "LIBO Margin" shall have the meaning assigned to such term in Section 2.03(c)(ii)(C) hereof.

          "LIBOR" shall mean, for any Currency, the rate at which deposits denominated in such Currency are offered to leading banks in the London interbank market.

          "LIBOR Auction" shall mean a solicitation of Money Market Quotes setting forth LIBO Margins based on the Eurocurrency Rate pursuant to Section
2.03 hereof.

          "LIBOR Market Loans" shall mean Money Market Loans the interest rates on which are determined on the basis of Eurocurrency Rates pursuant to a LIBOR Auction.

          "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Documents and the Subsidiary Borrower Designations, and including (without duplication) the Subsidiary Borrower Loan Documents.

          "Loans" shall mean Syndicated Loans and Money Market Loans.

          "Local Time" shall mean, with respect to any Loan denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.

          "Majority Banks" shall mean, at any time, Banks having Credit Exposures and unused Commitments representing more than 50% of the sum of the aggregate Credit Exposures of all of the Banks and the unused Commitments at such time. The Majority Banks of a Class (which shall include the terms "Majority Dollar Banks" and "Majority Multicurrency Banks") means Banks having Credit Exposures and unused Commitments of such Class representing more than 50% of the sum of the aggregate Credit Exposure of all of the Banks and the unused Commitments of such Class at such time.

          "Mandatory Costs" shall mean the percentage rate per annum calculated by the Administrative Agent in accordance with Annex 2 hereto.

          "Margin Stock" shall mean "margin stock" within the meaning of Regulations U and X.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations hereunder and under the other Loan Documents, (c) the validity or enforceability of this Agreement or any of the other Loan Documents, (d) the rights and remedies of the Banks, the Issuing Banks and the Administrative Agent hereunder and under the other Loan Documents or (e) the timely payment of the principal of or interest on the Loans, the LC Disbursements or other amounts payable in connection therewith.

          "Money Market Borrowing" shall have the meaning assigned to such term in Section 2.03(b) hereof.

          "Money Market Loan Limit" shall have the meaning assigned to such term in Section 2.03(c)(ii) hereof.

          "Money Market Loans" shall mean the loans provided for by Section 2.03 hereof.

          "Money Market Notes" shall mean the promissory notes, if any, executed and delivered pursuant to Section 2.08(c) or 2.08(f) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Money Market Quotation Date" shall have the meaning specified in
Section 2.03(b)(v) hereof.

          "Money Market Quote" shall mean an offer in accordance with Section 2.03(c) hereof by a Bank to make a Money Market Loan with one single specified interest rate.

          "Money Market Quote Request" shall have the meaning assigned to such term in Section 2.03(b) hereof.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Moody's Rating" shall mean, at any time, the then current rating by Moody's of the Index Debt.

          "Multicurrency Bank" shall mean the Persons listed on Annex 1 hereto as having Multicurrency Commitments and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or other instrument that provides for it to assume a Multicurrency Commitment or to acquire Multicurrency Credit Exposure, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

          "Multicurrency Commitment" shall mean, with respect to each Multicurrency Bank, the commitment of such Multicurrency Bank to make Syndicated Loans, and to acquire participations in Letters of Credit, denominated in Dollars and in Agreed Foreign Currencies hereunder, expressed as an amount representing the maximum aggregate amount of such Bank's Multicurrency Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.04 hereof, (b) increased from time to time pursuant to Section 2.10 hereof and (c) reduced or increased from time to time pursuant to assignments by or to such Bank pursuant to Section 11.06 hereof. The initial amount of each Bank's Multicurrency Commitment is set forth on Annex 1 hereto, or in the Assignment and Assumption or other instrument pursuant to which such Bank shall have assumed its Multicurrency Commitment, as applicable. The initial aggregate amount of the Multicurrency Banks' Multicurrency Commitments is $1,465,000,000.

          "Multicurrency Credit Exposure" shall mean, with respect to any Multicurrency Bank at any time, the sum of the outstanding principal amount of such Multicurrency Bank's Syndicated Loans and its LC Exposure at such time made or incurred under the Multicurrency Commitments.

          "Multicurrency LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued under the Multicurrency Commitments at such time plus (b) the aggregate amount of all LC Disbursements in respect of such Letters of Credit that have not yet been reimbursed by or on behalf of any Borrower at such time. The Multicurrency LC Exposure of any Bank at any time shall be its Applicable Multicurrency Percentage of the total Multicurrency LC Exposure at such time.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any of its ERISA Affiliates and that is covered by Title IV of ERISA.

          "Notes" shall mean, collectively, the Syndicated Notes and the Money Market Notes.

          "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under, or from the execution, delivery or enforcement of this Agreement or any other Loan Document.

          "Participant" shall have the meaning assigned to such term in Section 11.06(c) hereof.

          "Participating Member State" shall mean any member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

          "Payor" shall have the meaning assigned to such term in Section 4.06 hereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any of its ERISA Affiliates and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean a rate per annum equal to 2% plus the Base Rate as in effect from time to time; provided that, with respect to principal of a Fixed Rate Loan that shall become due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise) on a day other than the last day of the Interest Period therefor, the "Post-Default Rate" shall be a rate per annum equal to, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition.

          "Pounds Sterling" shall mean the lawful currency of England.

          "Prime Rate" shall mean the rate of interest from time to time announced by JPMCB at its principal office as its prime commercial lending rate.

          "Principal Financial Center" shall mean, in the case any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

          "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Proposed Bank" shall have the meaning assigned to such term in
Section 5.06 hereof.

          "Quarterly Dates" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the Effective Date.

          "Quotation Date" shall mean, for any Interest Period, (a) for Dollars or any Agreed Foreign Currency other than Pounds Sterling, the date two Business Days prior to the commencement of such Interest Period and (b) for Pounds Sterling, the first day of such Interest

Period, provided that if market practice differs in the relevant interbank market for any currency, the "Quotation Date" for such currency shall be determined by the Administrative Agent in accordance with market practice in the relevant interbank market (and if quotations would normally be given by leading banks in the relevant interbank market on more than one date, the "Quotation Date" shall be the last of such days).

          "Reference Banks" shall mean JPMCB, Citibank, N.A. and Deutsche Bank AG New York Branch (or their respective Applicable Lending Offices, as the case may be).

          "Regulations D, U and X" shall mean, respectively, Regulations D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Bank, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Relevant Jurisdiction" shall mean, with respect to any Borrower or Subsidiary, the jurisdiction of its organization.

          "Requesting Bank" shall have the meaning assigned to such term in
Section 5.06 hereof.

          "Required Payment" shall have the meaning assigned such term in
Section 4.06 hereof.

          "Screen" shall mean, for any Currency, the relevant display page for LIBOR for such Currency (as determined by the Administrative Agent) on the Telerate Service; provided that, if the Administrative Agent determines that there is no such relevant display page for LIBOR for such Currency, "Screen" shall mean the relevant display page for LIBOR for such Currency (as reasonably determined by the Administrative Agent) on the Reuter Monitor Money Rates Service.

          "SEC" shall mean the Securities and Exchange Commission or any governmental authority succeeding to its principal functions.

          "SPC" shall have the meaning specified in Section 11.06(b) hereof.

          "Standard & Poor's" shall mean Standard & Poor's Ratings Group.

          "Standard & Poor's Rating" shall mean, at any time, the then current rating by Standard & Poor's of the Index Debt.

          "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Subsidiary Borrower" shall mean each Subsidiary of the Company that is listed on the signature pages hereof under the caption "SUBSIDIARY BORROWERS" and each other Subsidiary of the Company that shall become a Subsidiary Borrower pursuant to Section 11.13 hereof, so long as such Subsidiary shall remain a Subsidiary Borrower hereunder. As of the Effective Date, there are no Subsidiary Borrowers party hereto.

          "Subsidiary Borrower Designation" shall mean a Subsidiary Borrower Designation entered into by the Company and a Subsidiary of the Company pursuant to Section 11.13(a), pursuant to which such Subsidiary shall (subject to the terms and conditions of Section 11.13) be designated as a Borrower, substantially in the form of Exhibit G hereto or any other form approved by the Administrative Agent.

          "Subsidiary Borrower Loan Documents" shall have the meaning set forth in Section 7.12(b) hereof.

          "Subsidiary Borrower Termination Notice" shall have the meaning set forth in Section 11.13(c).

          "Syndicated", when used in reference to any Loan, refers to whether such Loan is made pursuant to Section 2.01 hereof.

          "Syndicated Loans" shall mean the loans provided for by Section 2.01 hereof, which may be Base Rate Loans and/or Eurocurrency Loans.

          "Syndicated Notes" shall mean the promissory notes, if any, executed and delivered pursuant to Section 2.08(b) or 2.08(f) hereof and all promissory notes delivered in substitution or exchange thereof, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Taxes" shall mean any and all present or future taxes, and any and all future levies, imposts, duties, deductions, charges or withholdings in the nature of a tax, imposed by any Governmental Authority.

          "Type" shall have the meaning assigned to such term in Section 1.03 hereof.

          "Wholly-Owned Domestic Subsidiary" shall mean any Domestic Subsidiary which is also a Wholly-Owned Subsidiary of the Company.

          "Wholly-Owned Subsidiary" shall mean, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors' qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

          1.02 Accounting Terms and Determinations.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in Section 1.02(b) hereof) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder (which, prior to the delivery of the first financial statements under Section 8.01 hereof, shall mean the audited financial statements as at December 31, 2005 referred to in Section 7.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Banks pursuant to Section 8.01 hereof (or, prior to the delivery of the first financial statements under Section 8.01 hereof, used in the preparation of the audited financial statements as at December 31, 2005 referred to in Section 7.02 hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the audited financial statements referred to in Section 7.02 hereof).

          (b) The Company shall deliver to the Banks at the same time as the delivery of any of its annual or quarterly financial statements under Section
8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of Section 1.02(a) hereof and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          1.03 Classes and Types of Loans. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Syndicated Loan" (which may be issued under the Dollar Commitments or the Multicurrency Commitments) or "Money Market Loan"), by Type (e.g., a "Base Rate Loan", a "Eurocurrency Loan", an "Absolute Rate Loan" or a "LIBOR Market Loan") or by Class and Type (e.g., a "Syndicated LIBOR Loan", an "Absolute Rate Loan" or a "LIBOR Market Loan"). Loans may also be identified by Currency.

          1.04 Currencies; Currency Equivalents. At any time, any reference in the definition of the term "Agreed Foreign Currency" or in any other provision of this Agreement to the Currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date hereof. Except as provided in Section 2.12 hereof and the last sentence of Section 4.01(a) hereof, for purposes of determining (i) whether the amount of any Loan, together with all other Loans then outstanding or to be borrowed at the same time as such Loan, would exceed the aggregate amount of the Commitments, (ii) the aggregate unutilized amount of the Commitments and (iii) the outstanding aggregate principal amount of Loans, the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Loan determined as of the first day of the then current Interest Period for such Loan. Wherever in this Agreement in connection with a borrowing or Loan or Loans an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing or Loan or Loans is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency).

          Section 2. Commitments, Loans, Notes and Prepayments.

          2.01 Syndicated Loans. Subject to the terms and conditions of this
Agreement:

          (a) each Dollar Bank severally agrees, on the terms and conditions of this Agreement, to make loans to the Company and the Domestic Subsidiary Borrowers in Dollars during the Availability Period in an aggregate principal amount that that will not result in (i) such Dollar Bank's Dollar Credit Exposure exceeding its Dollar Commitment and (ii) the aggregate Dollar Credit Exposure of all of the Dollar Banks exceeding the aggregate Dollar Commitments; and

          (b) each Multicurrency Bank severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrowers in Dollars or in any Agreed Foreign Currency during the Availability Period in an aggregate principal amount that will not result in (i) such Multicurrency Bank's Multicurrency Credit Exposure exceeding its Multicurrency Commitment and (ii) the aggregate Multicurrency Credit Exposure of all of the Multicurrency Banks exceeding the aggregate Multicurrency Commitments.

Subject to the terms and conditions of this Agreement, during such period the Borrowers may borrow, repay and reborrow Syndicated Loans and during such period and thereafter the applicable Borrower may Convert Loans of one Type that are denominated in Dollars into Loans of another Type that are denominated in Dollars (as provided in Section 2.09 hereof) or Continue

Loans of one Type and Currency as Loans of the same Type and Currency (as provided in Section 2.09 hereof); provided that (a) no more than three separate Interest Periods in respect of Eurocurrency Loans from each Bank may be outstanding at any one time and (b) Syndicated Loans to any Foreign Subsidiary Borrower shall be made as Eurocurrency Loans only. Each Multicurrency Bank at its option may make any Eurocurrency Loan to any Borrower by causing any domestic or foreign branch or Affiliate of such Bank to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

          2.02 Borrowings of Syndicated Loans. A Borrower shall give the Administrative Agent notice of each borrowing by such Borrower hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. Local Time on the date specified for each borrowing of Syndicated Loans of a Class hereunder, each applicable Bank shall make available the amount of the Syndicated Loan or Loans of such Class to be made by it on such date to the Administrative Agent's Account, in immediately available funds and in the relevant Currency, for account of the applicable Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the applicable Borrower by depositing the same, in immediately available funds, in an account of such Borrower designated by it and maintained with JPMCB or otherwise by remitting the same to any other account of such Borrower in accordance with its instructions.

          2.03 Competitive Bid Option.

          (a) In addition to borrowings of Syndicated Loans, at any time prior to the Commitment Termination Date the Company may, as set forth in this Section 2.03, request the Banks to make offers to make Money Market Loans to the Company in Dollars. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Money Market Loans may be LIBOR Market Loans or Absolute Rate Loans, provided that:

          (i) there may be no more than fifteen different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); and

          (ii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Loans and the LC Exposure, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time.

          (b) When the Company wishes to request offers to make Money Market Loans, it shall give the Administrative Agent (which shall promptly notify the Banks) notice (a "Money Market Quote Request") so as to be received no later than 11:00 a.m. New York time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) one Business Day prior to the date of borrowing proposed therein, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Company and the

Administrative Agent, with the consent of the Majority Banks, may agree). The Company may request offers to make Money Market Loans for up to three different Interest Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate borrowing (a "Money Market Borrowing"). Each such notice shall be substantially in the form of Exhibit D hereto and shall specify as to each Money Market Borrowing:

          (i) the proposed date of such borrowing, which shall be a Business
     Day;

          (ii) the aggregate amount of such Money Market Borrowing, which shall be at least $15,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

          (iii) the duration of the Interest Period applicable thereto;

          (iv) whether the Money Market Quotes requested for a particular Interest Period are seeking quotes for LIBOR Market Loans or Absolute Rate Loans; and

          (v) if the Money Market Quotes requested are seeking quotes for Absolute Rate Loans, the date on which the Money Market Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Money Market Quotes are to be submitted is called the "Money Market Quotation Date").

Except as otherwise provided in this Section 2.03(b), no Money Market Quote Request shall be given within five Business Days (or such other number of days as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree) of any other Money Market Quote Request.

          (c) (i) Each Bank may submit one or more Money Market Quotes, each constituting an offer to make a Money Market Loan in response to any Money Market Quote Request; provided that, if the Company's request under Section 2.03(b) hereof specified more than one Interest Period, such Bank may make a single submission containing one or more Money Market Quotes for each such Interest Period. Each Money Market Quote must be submitted to the Administrative Agent not later than (x) 2:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. New York time on the Money Market Quotation Date, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree); provided that any Money Market Quote may be submitted by JPMCB (or its Applicable Lending Office) only if JPMCB (or such Applicable Lending Office) notifies the Company of the terms of the offer contained therein not later than (x) 1:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. New York time on the Money Market Quotation Date, in the case of an Absolute Rate Auction. Subject to Sections 5.02(b), 5.03, 6.02 and 9 hereof, any Money Market Quote so made shall be irrevocable except with the consent of the Administrative Agent given on the instructions of the Company.

          (ii) Each Money Market Quote shall be substantially in the form of Exhibit E hereto and shall specify:

               (A) the proposed date of borrowing and the Interest Period therefor;

               (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount shall be at least $15,000,000 (or a larger multiple of $1,000,000); provided that the aggregate principal amount of all Money Market Loans for which a Bank submits Money Market Quotes (x) may be greater or less than the Commitment of such Bank but (y) may not exceed the principal amount of the Money Market Borrowing for a particular Interest Period for which offers were requested;

               (C) in the case of a LIBOR Auction, the margin above or below the applicable Eurocurrency Rate (the "LIBO Margin") offered for each such Money Market Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable Eurocurrency Rate;

               (D) in the case of an Absolute Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Money Market Loan (the "Absolute Rate"); and

               (E) the identity of the quoting Bank.

     Unless otherwise agreed by the Administrative Agent and the Company, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made, provided that the submission by any Bank containing more than one Money Market Quote may be conditioned on the Company not accepting offers contained in such submission that would result in such Bank making Money Market Loans pursuant thereto in excess of a specified aggregate amount (the "Money Market Loan Limit").

          (d) The Administrative Agent shall (x) in the case of an Absolute Rate Auction, as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:15 a.m. New York time on the Money Market Quotation Date) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Money Market Quote is submitted, notify the Company of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) hereof and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money

Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Company shall specify (A) the aggregate principal amount of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and LIBO Margins or Absolute Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Money Market Quote).

          (e) Not later than 11:00 a.m. New York time on (x) the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or
(y) the Money Market Quotation Date, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as the Company and the Administrative Agent, with the consent of the Majority Banks, may agree), the Company shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) hereof (which notice shall specify the aggregate principal amount of offers from each Bank for each Interest Period that are accepted, it being understood that the failure of the Company to give such notice by such time shall constitute nonacceptance) and the Administrative Agent shall promptly notify each affected Bank. The notice from the Administrative Agent shall also specify the aggregate principal amount of offers for each Interest Period that were accepted and the lowest and highest LIBO Margins and Absolute Rates that were accepted for each Interest Period. The Company may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part shall be at least $5,000,000 or a larger multiple of $1,000,000); provided that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $15,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

          (iii) acceptance of offers may, subject to clause (v) below, be made only in ascending order of LIBO Margins or Absolute Rates, as the case may be, in each case beginning with the lowest rate so offered;

          (iv) the Company may not accept any offer where the Administrative Agent has advised the Company that such offer fails to comply with Section 2.03(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a) hereof); and

          (v) the aggregate principal amount of each Money Market Borrowing from any Bank may not exceed any applicable Money Market Loan Limit of such Bank.

The Company may accept offers made by two or more Banks with the same LIBO Margins or Absolute Rates, as the case may be, in part, provided that the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Company among such Banks as nearly as possible (in amounts of at least $5,000,000 or larger multiples of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Company of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          (f) Any Bank whose offer to make any Money Market Loan has been accepted in accordance with the terms and conditions of this Section 2.03 shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Administrative Agent at an account designated by the Administrative Agent, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company on such date by depositing the same, in immediately available funds, in an account of the Company designated by the Company and maintained with JPMCB at its principal office.

          (g) Except for the purpose and to the extent expressly stated in
Section 2.04(b) hereof, the amount of any Money Market Loan made by any Bank shall not constitute a utilization of such Bank's Commitment.

          2.04 Changes of Commitments.

          (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

          (b) The Company shall have the right at any time or from time to time
(i) so long as no Syndicated Loans or Money Market Loans or Letters of Credit are outstanding, to terminate the Commitments and (ii) to reduce the aggregate unused amount of the Commitments of either Class (for which purpose use of the Commitments of a Class shall be deemed to include the aggregate principal amount of all Money Market Loans made by any Bank of such Class); provided that (x) the Company shall give notice of each such termination or reduction as provided in
Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $15,000,000 (or whole multiples thereof) or the unused amount of the Commitments.

          (c) The Commitments once terminated or reduced may not be reinstated.

          2.05 Certain Fees.

          (a) Facility Fee. The Company shall pay to the Administrative Agent for account of each Bank a facility fee on the daily amount of such Bank's Commitment (whether used or unused), for the period from and including the Effective Date to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Rate; provided that if such Bank shall have any outstanding Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Bank's Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Bank ceases to have any Credit Exposure. Accrued facility fees shall be payable in Dollars in arrears on each Quarterly Date, commencing on the first such date to occur after the Effective Date, and on the earlier of the date on which the Commitments are terminated and the Commitment Termination Date; provided that any facility fee accruing after the date on which the Commitments terminate shall be payable on demand.

          (b) Letter of Credit Fees. The Company agrees to pay (i) to the Administrative Agent for account of each Bank a participation fee with respect to its participations in Letters of Credit of each Class, which shall accrue at a rate per annum equal to the Applicable Rate on the average daily amount of such Bank's LC Exposure of such Class (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Bank's Commitment of such Class terminates and the date on which such Bank ceases to have any LC Exposure of such Class, and (ii) to the respective Issuing Bank a fronting fee, which shall accrue at the rate per annum as agreed in writing between the Company and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) in respect of Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder, which shall be payable in Dollars or the Currency of such Letter of Credit as separately agreed upon between the Company and such Issuing Bank. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable with respect to Letters of Credit of a Class on the date on which the Commitments of such Class terminate and any such fees accruing after the date on which such Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 30 days after demand.

          2.06 Lending Offices. The Loans of each Type and Currency made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type and Currency.

          2.07 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and (except as otherwise provided in Section 4.06 hereof) no Bank shall have any obligation to the Administrative Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by any Borrower at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.08 Evidence of Debt.

          (a) Each Bank shall maintain, in accordance with its usual practice, records evidencing the indebtedness of each Borrower to such Bank hereunder, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder. The Administrative Agent shall maintain records in which it shall record (i) the amount and Currency of each Loan made hereunder, the applicable Borrower to which such Loan was made, the Class and Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from any Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Banks and each Bank's share thereof; provided that the failure of any Bank or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of each applicable Borrower to repay the Loans in accordance with the terms of this Agreement.

          (b) Any Bank may request that the Syndicated Loans made by such Bank to any Borrower shall be evidenced by a single promissory note of such Borrower, substantially in the form of Exhibit A-1 hereto, payable to such Bank in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

          (c) Any Bank may request that the Money Market Loans made by such Bank to the Company shall be evidenced by a single promissory note of the Company, substantially in the form of Exhibit A-2 hereto, payable to such Bank and otherwise duly completed.

          (d) The date, amount, Type, Currency, interest rate and duration of Interest Period of each Loan of each Class made by each Bank to any Borrower, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of each applicable Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

          (e) No Bank shall be entitled to have its Notes (if any) substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with (x) a permitted assignment of all or any portion of such Bank's Commitment, Loans and Notes pursuant to Section 11.06 hereof or (y) an increase in such Bank's Commitment pursuant to Section 2.10 hereof (and, if requested by any Bank, the Company agrees so to exchange any Note).

          (f) Any Additional Bank or Additional Commitment Bank may request that any Syndicated Loans or Money Market Loans made by such Additional Bank or Additional Commitment Bank to any Borrower shall each be evidenced by a single promissory note of such Borrower, substantially in the forms of Exhibits A-1 and A-2 hereto, respectively, dated the effective date of such Banks' Commitment, and otherwise complying with paragraphs (b) and (c) above, respectively.

          (g) Any Bank that ceases to be a Bank pursuant to Section 5.06 hereof or any non-extending Bank pursuant to Section 2.13 hereof shall promptly return its Notes (if any) to the Company after termination of its Commitment and payment to it of all principal and interest owing to it hereunder and under its Notes.

          2.09 Optional Prepayments and Conversions or Continuations of Loans.

          (a) Subject to Sections 4.04 and 5.04 hereof, each Borrower shall have the right to prepay Syndicated Loans or to Convert Syndicated Loans of one Type that are denominated in Dollars into Syndicated Loans of another Type that are denominated in Dollars or Continue Syndicated Loans of one Type and Currency as Syndicated Loans of the same Type and Currency, at any time or from time to time, provided that: (a) the applicable Borrower shall give the Administrative Agent notice of each such prepayment or Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder);
(b) a Syndicated Loan of a Class may only be Continued as, or Converted to, a Syndicated Loan of the same Class; (c) a Syndicated Loan denominated in one Currency may not be Continued as, or Converted to, a Syndicated Loan in a different Currency; (d) a Syndicated Loan denominated in a Foreign Currency may not be Converted to a Loan of a different Type; and (e) no Syndicated Loan denominated in a Foreign Currency may be Continued if, after giving effect thereto, the sum of the aggregate Multicurrency Credit Exposure of all of the Multicurrency Banks would exceed the aggregate Multicurrency Commitments at such time.

          (b) No Money Market Loan may be prepaid without the consent of the Bank holding such Money Market Loan.

          (c) Notwithstanding the foregoing provisions of this Section 2.09, and without limiting the rights and remedies of the Banks under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Banks or, with respect to any Loan denominated in any Foreign Currency, the Majority Multicurrency Banks, shall) (i) suspend the right of the Borrowers to Convert any Loan denominated in Dollars into a Eurocurrency Loan, or to Continue any Loan denominated in Dollars as a Eurocurrency Loan, in which event all Loans denominated in Dollars shall be Converted (on the last day of the respective Interest Period therefor) or Continued, as the case may be, as Base Rate Loans and/or (ii) suspend the right of the Company to have any Loan denominated in a Foreign Currency to have an Interest Period of more than one month's duration.

          2.10 Increase in Commitments.

          (a) The Company shall have the right from time to time, without the consent of the Banks but with the prior written approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed), to effect an increase in the aggregate amount of the Commitments of a Class by adding as a Bank with a new Commitment of such Class any Person which is not then a Bank (each an "Additional Bank") and/or by having a Bank increase its Commitments of such Class hereunder (each an "Increasing Bank").

          (b) Notwithstanding the foregoing, no increase in the aggregate Commitments pursuant to this Section 2.10 shall be effective unless:

               (i) each Additional Bank shall have entered into an agreement in form and substance satisfactory to the Company and the Administrative Agent pursuant to which such Additional Bank shall undertake a Commitment of the relevant Class (and upon the effectiveness thereof such Additional Bank shall be a "Bank" for all purposes of this Agreement) and each Increasing Bank shall have entered into an agreement in form and substance satisfactory to the Company and the Administrative Agent pursuant to which such Increasing Bank shall agree to increase its Commitment of a Class (and upon the effectiveness thereof such Bank's Commitment of such Class shall be so increased);

               (ii) the Company shall have given the Administrative Agent notice of such increase at least three Business Days prior to the proposed effective date for such increase (the "Commitment Increase Date");

               (iii) after giving effect to such increase, the aggregate Commitments shall not exceed $2,000,000,000;

               (iv) no Bank's Commitment shall be increased without the prior express written consent of such Bank;

               (v) on the relevant Commitment Increase Date, no Syndicated Loans or Letters of Credit of the relevant Class shall be outstanding hereunder and no notice of borrowing of Syndicated Loans or request for the issuance of a Letter of Credit of such Class hereunder shall be pending;

               (vi) no Default shall have occurred and be continuing on and as of the date of the relevant notice referred to in clause (ii) above or on the relevant Commitment Increase Date; and

               (vii) each Additional Bank and Increasing Bank shall have received evidence of the corporate authority of the Borrowers and opinions of counsel as such Bank may reasonably request.

          2.11 Letters of Credit.

          (a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01 hereof, (i) the Company and any Domestic Subsidiary Borrower may request any Issuing Bank to issue, at any time and from time to time during the Availability Period under the Dollar Commitments, Letters of Credit denominated in Dollars for the account of the Company or such Domestic Subsidiary Borrower, as the case may be, and (ii) any Borrower may request any Issuing Bank to issue, at any time and from time to time during the Availability Period under the Multicurrency Commitments, Letters of Credit denominated in Dollars or any Agreed Foreign Currency for the account of such Borrower, in each case in such form as is acceptable to such Issuing Bank in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Commitments.

          (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing

Bank) to an Issuing Bank selected by it and to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying whether such Letter of Credit is issued under the Dollar Commitments or the Multicurrency Commitments, the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.11(d) hereof), the amount and Currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the respective Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by the applicable Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $200,000,000, (ii) the aggregate Dollar Credit Exposure of all of the Dollar Banks shall not exceed the aggregate Dollar Commitments and (iii) the aggregate Multicurrency Credit Exposures of all of the Multicurrency Banks shall not exceed the aggregate Multicurrency Commitments.

          (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the first anniversary of the date of the issuance of such Letter of Credit and (ii) the date that is five Business Days prior to the Commitment Termination Date; provided that any Letter of Credit with a one-year term may provide for automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).

          (e) Participations. By the issuance of a Letter of Credit of any Class (or an amendment to a Letter of Credit of any Class increasing the amount thereof) by any Issuing Bank, and without any further action on the part of such Issuing Bank or the Banks of such Class, such Issuing Bank hereby grants to each Bank of such Class, and each such Bank hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Bank's Applicable Dollar Percentage or Applicable Multicurrency Percentage, as the case may, of the aggregate amount available to be drawn under such Letter of Credit. Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit of any Class is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any such Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

          In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the respective Issuing Bank, such Bank's Applicable Percentage of each LC Disbursement made by an Issuing

Bank promptly upon the request of such Issuing Bank at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the applicable Borrower or at any time after any reimbursement payment is required to be refunded to the applicable Borrower for any reason; provided that none of the Banks of one Class shall have any such obligation in respect of Letters of Credit of another Class. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 hereof with respect to Loans made by such Bank (and Section 2.02 hereof shall apply, mutatis mutandis, to the payment obligations of the Banks), and the Administrative Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Banks. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that the Banks have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Banks and such Issuing Bank as their interests may appear. Any payment made by a Bank pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

          (f) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such Issuing Bank in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., Local Time, on (i) the Business Day that the applicable Borrower receives notice of such LC Disbursement, if such notice is received prior to 11:00 a.m., Local Time, or (ii) the Business Day immediately following the day that the applicable Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $1,000,000 and such Letter of Credit is denominated in Dollars, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 hereof that such payment be financed with a Base Rate Loan in an equivalent amount and, to the extent so financed, such Borrower's obligation to make such payment shall be discharged and replaced by the resulting Base Rate Loan. Each payment received hereunder by the Administrative Agent for account of any Issuing Bank in respect of a Letter of Credit shall be paid by the Administrative Agent promptly to such Issuing Bank.

          If the applicable Borrower in respect of any Letter of Credit fails to make such payment when due and shall not have requested a Base Rate Loan in accordance with Section 2.02 hereof, the Administrative Agent shall notify each Bank of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Bank's Applicable Percentage thereof, if any.

          (g) Obligations Absolute. The obligation of each Borrower to reimburse LC Disbursements as provided in Section 2.11(f) hereof shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the respective

Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.11, constitute a legal or equitable discharge of such Borrower's obligations hereunder.

          Neither the Administrative Agent, the Banks nor any Issuing Bank, nor any of their respective directors, officers, employees or agents, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the respective Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrowers and the Banks to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers and the Banks to the extent permitted by applicable law) suffered by the Borrowers or the Banks that are caused by such Issuing Bank's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

               (i) an Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

               (ii) an Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

               (iii) this sentence shall establish the standard of care to be exercised by an Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

          (h) Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Banks with respect to any such LC Disbursement.

          (i) Interim Interest. If the Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on or before the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to
Section 2.11(f) hereof, then the second and third sentences of Section 3.02 hereof shall apply. Interest accrued pursuant to this paragraph shall be for account of such Issuing Bank, except that interest accrued on and after the date of payment by any Bank pursuant to Section 2.11(e) hereof to reimburse such Issuing Bank shall be for account of such Bank to the extent of such payment.

          (j) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement between the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Banks of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for account of the replaced Issuing Bank pursuant to Section 2.05(b) hereof. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to include such successor or any previous Issuing Bank, or such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (k) Reports by Issuing Banks to Administrative Agent. On the Business Day following each Quarterly Date (and/or such other times as the Administrative Agent shall request), each Issuing Bank shall furnish to the Administrative Agent (and, if requested by any Bank, the Administrative Agent shall furnish a copy to such Bank) a report setting forth (i) the issuance and expiration dates, the face amount and Currency, the Class and the applicable account party of each Letter of Credit issued by such Issuing Bank during the most recently completed fiscal quarter (or, if so requested by the Administrative Agent, the most recently completed month), (ii) the aggregate undrawn amount of all Letters of Credit issued by such Issuing Bank that are outstanding as of such date and
(iii) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not been reimbursed by or on behalf of the Borrowers prior to such date.

          2.12 Mandatory Prepayments in respect of Currency Fluctuations.

     On the first Business Day of each calendar month (or at such other times as the Majority Multicurrency Banks may request (but not more frequently than once in any rolling three month period)), the Administrative Agent shall determine the aggregate Multicurrency Credit Exposure of all of the Multicurrency Banks (including the Dollar Equivalent of any portion thereof that is denominated in Foreign Currencies). For the purpose of this determination, the outstanding principal amount of any Syndicated Loan or the undrawn face amount of any Letter of Credit that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan, as of the relevant determination date. Upon making such determination, the Administrative Agent shall promptly notify the Banks and the Company thereof. If on the date of such determination the aggregate Multicurrency Credit Exposures of all of the Multicurrency Banks exceed the aggregate Multicurrency Commitments as then in effect, then, if requested by the Majority Multicurrency Banks (through the Administrative Agent), the Company shall, and shall cause the Subsidiary Borrowers to, prepay the Syndicated Loans under the Multicurrency Commitments (and/or provide cash cover for Multicurrency LC Exposures, as specified in Section 9) in such amounts as shall be necessary so that after giving effect thereto the aggregate Multicurrency Credit Exposure of all of the Multicurrency Banks do not exceed the aggregate Multicurrency Commitments. Any payment pursuant to this paragraph shall be applied, first, to prepay such Syndicated Loans outstanding and next, to provide cover for Multicurrency LC Exposures. Any such payment shall be accompanied by accrued interest thereon as provided in
Section 3.02 hereof and by any amounts payable under Section 5.04 hereof.

          2.13 Extension of Commitment Termination Date.

          (a) The Company may, by notice to the Administrative Agent (which shall promptly notify the Banks) not more than 60 days and not less than 30 days prior to each anniversary of the Effective Date (such anniversary date, the "Extension Effective Date"), request (each, an "Extension Request") that the Banks extend the Commitment Termination Date then in effect (the "Existing Commitment Termination Date") for an additional one year. Each Bank, acting in its sole discretion, shall, by notice to the Company and the Administrative Agent given not later than the 20th day (or such later day as shall be acceptable to the Company) following the date of such Company's notice, advise the Company and the Administrative Agent whether or not such Bank agrees to such extension; provided that any Bank that does not so advise the Company shall be deemed to have rejected such Extension Request. The election of any Bank to agree to such extension shall not obligate any other Bank to so agree.

          (b) The Company shall have the right at any time on or prior to the relevant Extension Effective Date, unless an Event of Default shall have occurred and be continuing, to replace any non-extending Bank with, and otherwise add to this Agreement, one or more Additional Commitment Banks. Each Additional Commitment Bank shall enter into an agreement in form and substance reasonably satisfactory to the Company and the Administrative Agent pursuant to which such Additional Commitment Bank shall, effective as of the Extension Effective Date, provide a Commitment or (if such Additional Commitment Bank is an existing Bank) increase its Commitment in the amount specified therein and (if not an existing Bank) become a Bank hereunder, so long as any amounts payable to the relevant non-extending Bank being replaced are paid in full.

          (c) If (and only if) the total of the Commitments of the Banks that have agreed in connection with any Extension Request to extend the Existing Commitment Termination Date and the additional Commitments of the Additional Commitment Bank(s) shall be at least 50% of the aggregate amount of the Commitments in effect immediately prior to the Extension Effective Date, then, effective as of the Extension Effective Date, the Commitment Termination Date, but only with respect to the Commitment of each Bank that has agreed to so extend its Commitment and of each Additional Commitment Bank, shall be extended to the date falling one year after the then Existing Commitment Termination Date (or, if such date is not a Business Day, such Commitment Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Bank shall thereupon become a "Bank" for all purposes of this Agreement. Notwithstanding the foregoing, the extension of the Existing Termination Date shall not be effective with respect to any Bank unless as of the relevant Extension Date (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of each Borrower contained in this Agreement and the other Loan Documents shall be true on and as of such date with the same force and effect as if made on and as of such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date) (and the Administrative Agent shall have received a certification to such effect from a senior financial officer of the Company, together with such evidence and other related documents as the Administrative Agent may reasonably request with respect to the authorization of the Company and other Borrowers of the extension and their respective obligations hereunder).

          (d) Notwithstanding anything herein to the contrary, with respect to any Bank that has not approved any Extension Request, the Commitment Termination Date for such Bank shall remain unchanged (and the Commitment (including its obligation in respect of any participation in respect of any Letter of Credit) of such Bank shall terminate, and the Loans made by such Bank hereunder shall mature, and shall be payable by the applicable Borrowers, on such date).

          Section 3. Payments of Principal and Interest.

          3.01 Repayment of Loans.

          (a) Each Borrower hereby promises to pay to the Administrative Agent for account of each Bank the principal of each Syndicated Loan made by such Bank to such Borrower, and each such Syndicated Loan shall mature, on the Commitment Termination Date.

          (b) The Company agrees to pay to the Administrative Agent for account of each Bank that makes a Money Market Loan the principal of such Money Market Loan, and such Money Market Loan shall mature, on the last day of the Interest Period for such Money Market Loan.

          3.02 Interest. Each Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan made to such Borrower by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) if such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Additional Margin (if any);

          (b) if such Loan is a Eurocurrency Loan, the Eurocurrency Rate for such Loan for the relevant Interest Period therefor plus the Applicable Rate plus the Applicable Additional Margin (if any);

          (c) if such Loan is a LIBOR Market Loan, the Eurocurrency Rate for such Loan for the Interest Period therefor plus (or minus) the LIBO Margin quoted by the Bank making such Loan in accordance with Section 2.03 hereof; and

          (d) if such Loan is an Absolute Rate Loan, the Absolute Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section 2.03 hereof.

Notwithstanding the foregoing, each Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made to such Borrower by such Bank and on any other amount payable by such Borrower hereunder or under the Notes of such Borrower held by such Bank to or for account of such Bank, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) on the last day of the Interest Period therefor and, if such Interest Period is longer than 90 days (in the case of an Absolute Rate Loan) or three months (in the case of a Fixed Rate Loan), at 90-day or three-month intervals, respectively, following the first day of such Interest Period, and (ii) in the case of any Loan, upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks to which such interest is payable and to the Company.

          Section 4. Payments; Pro Rata Treatment; Computations; Etc.

          4.01 Payments.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, fees and other amounts to be made by the Borrowers under this Agreement and the Notes (including, without limitation, payments of letter of credit fees and reimbursements of LC Disbursements), shall be made in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent's Account not later than 1:00 p.m. Local Time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day), provided that if a new Loan is to be made by any Bank to any Borrower on a date such Borrower is to repay any principal of an outstanding Loan of such Bank that is denominated in the same Currency, such Bank shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Bank to the Administrative Agent as provided in Section 2.02 hereof or paid by such Borrower to the Administrative Agent pursuant to this Section 4.01, as the case may be. All amounts owing under this Agreement (including facility fees, payments required under Section 5.01 hereof, and payments required under
Section 5.04 hereof relating to any Loan denominated in Dollars, but not including (i) principal of, and interest on, any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 5.04 hereof, or (ii) any reimbursement obligations in respect of LC Disbursements made pursuant to Letters of Credit denominated in any Foreign Currency, interest on such LC Disbursements and fees required to be paid pursuant to Section 2.05(c) hereof which the applicable Borrower and applicable Issuing Bank have agreed shall be paid in any Foreign Currency (to the extent payable in such Foreign Currency), which in the case of each amount specified in clause (i) and
(ii), are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if any Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise) or shall fail to pay any reimbursement obligation in respect of any LC Disbursement when due, the unpaid portion of such Loan or reimbursement obligation shall, if such Loan or reimbursement obligation is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, in the case of any such Loan, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof and such principal or reimbursement obligation shall be payable on demand; and if any Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars or on any LC Disbursement made pursuant to a Letter of Credit that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, in the case of any such Loan, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

          (b) Any Bank or any Issuing Bank for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of any Borrower with such Bank or such Issuing Bank (with notice to the applicable Borrower, the Company (without duplication) and the Administrative Agent), provided that such Bank's or such Issuing Bank's failure to give such notice shall not affect the validity thereof.

          (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Bank or any Issuing Bank, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans of a Class or other amounts payable by the Borrowers hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Banks or the relevant Issuing Bank or Issuing Banks, as the case may be, for application in such manner, subject to Section 4.02 hereof, as it or the Majority Banks may determine to be appropriate).

          (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds and in the Currency in which it was received, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          (f) With respect to the payment by any Borrower of any amount denominated in any Foreign Currency made in accordance with Section 4.01(a) hereof, such Borrower shall not be liable to any Bank or any Issuing Bank for any delay, or the consequences of any delay, by the Administrative Agent in the crediting or remitting of any such amount to any Bank or any Issuing Bank. With respect to the payment by the Administrative Agent of any amount denominated in any Foreign Currency, the Administrative Agent shall not be liable to any Borrower, any Bank or any Issuing Bank in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in such Foreign Currency) to the account of any Borrower, any Bank or any Issuing Bank in the Principal Financial Center with respect to such Foreign Currency which the relevant Borrower, such Bank or such Issuing Bank, as the case may be, shall have specified for such purpose. For the purposes of this paragraph, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments in such Foreign Currency.

          4.02 Pro Rata Treatment. Except to the extent otherwise provided herein, (a) each borrowing of Syndicated Loans of a particular Class from the Banks under Section 2.01 hereof shall be made from the Banks of such Class, and each termination or reduction of the amount of the Commitments of a Class under
Section 2.04 hereof shall be applied to the respective Commitments of the Banks of such Class, pro rata according to the amounts of their respective Commitments; (b) except as otherwise provided in Section 5.04 hereof, Eurocurrency Loans of a Class having the same Interest Period shall be allocated pro rata among the Banks of such Class according to the amounts of their respective Commitments (in the case of making Eurocurrency Loans) or their respective Eurocurrency Loans having such Interest Period (in the case of Conversions and Continuation of Eurocurrency Loans); (c) each payment or prepayment of principal of Syndicated Loans of a Class by the Borrowers shall be made for account of the Banks of such Class pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans of such Class held by them; (d) each payment of interest on Syndicated Loans of such Class by the Borrowers shall be made for account of the Banks of such Class pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks and (e) each payment of fees under Section 2.05 hereof shall be made for account of the Banks entitled thereto, pro rata according to the amounts of their respective Commitments (or their respective Credit Exposure, as applicable).

          4.03 Computations. All interest hereunder and fees under Section 2.05 hereof shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate and interest on all Loans denominated in Pounds Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          4.04 Minimum Amounts. Except for prepayments made pursuant to Section
5.04 hereof, each borrowing, Conversion and partial prepayment of principal of
(x) Base Rate Loans shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $1,000,000 (it being understood that reimbursement obligations in respect of LC Disbursements may be financed with Base Rate Loans in amounts that are not in such multiples of $1,000,000) and (y) Eurocurrency Loans shall be in an aggregate amount at least equal to $15,000,000 or a larger multiple of $1,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurocurrency Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), provided that the aggregate principal amount of Eurocurrency Loans having the same Interest Period shall be in an amount at least equal to $15,000,000 or a larger multiple of $1,000,000 and, if any Eurocurrency Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          4.05 Certain Notices. Except as otherwise provided in Section 2.03 hereof with respect to Money Market Loans, notices of termination or reductions of the Commitments and of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans, of the Currency in which Syndicated Loans are to be denominated and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time (or, in the case of any such notice relating to a Syndicated Loan denominated in a Foreign Currency, 11:00 a.m. Local Time) on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                        Number of
                                        Business
            Notice                     Days Prior
            ------                     ----------
Termination or reduction
   of Commitments                          3

Borrowing or prepayment of, or
   Conversion into, Base Rate Loans     same day

Borrowing or prepayment of,
   Conversion into, Continuation
   as or duration of Interest
   Period for, Eurocurrency Loans

   denominated in Dollars                  3

Borrowing or prepayment of,
   Continuation as or duration of
   Interest Period for, Eurocurrency
   Loans denominated in a Foreign
   Currency                                5

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section
4.04 hereof), Class and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of borrowing of Syndicated Loans shall specify the Currency in which such Loans are to be denominated. The Administrative Agent shall promptly notify the Banks of the contents of each such notice. In the event that the applicable Borrower fails to select the Currency of a Syndicated Loan, within the time period and otherwise as provided in this Section 4.05, such Loan will be denominated in Dollars unless such Loan is a Continuation of an existing Eurocurrency Loan denominated in a Foreign Currency, in which case such Syndicated Loan will be a Eurocurrency Loan denominated in such Foreign Currency. In the event that the applicable Borrower fails to select the Type of a Loan denominated in Dollars, or the duration of any Interest Period for any Eurocurrency Loan denominated in Dollars, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurocurrency Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. In the event that the applicable Borrower fails to select the Type of a Syndicated Loan but has selected a Foreign Currency as the Currency for such Loan, within the time period and otherwise as provided in this Section 4.05, such Syndicated Loan will be made as a Eurocurrency Loan denominated in such Foreign Currency. In the event that the applicable Borrower fails to select the duration of any Interest Period for any Eurocurrency Loan denominated in a Foreign Currency, within the time period and otherwise as provided in this Section 4.05, such Borrower will be deemed to have selected an Interest Period of one month's duration for such Loan.

          4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or a Borrower (the "Payor") prior to the time on which the Payor is to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank hereunder or (in the case of a Borrower) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

          (i) if the Required Payment shall represent a payment to be made by any Borrower to the Banks, such Borrower and the Banks shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of such Borrower under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of such Borrower under
     Section 3.02 hereof to pay interest at the Post-Default Rate in respect of the Required Payment; and

          (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to any Borrower, the Payor and such Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in
     Section 3.02 hereof is applicable to the Type of such Loan, it being understood that the return by such Borrower of the Required Payment to the Administrative Agent shall not limit any claim such Borrower may have against the Payor in respect of such Required Payment.

          4.07 Sharing of Payments, Etc.

          (a) Each Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank or an Issuing Bank may otherwise have, each Bank and each Issuing Bank shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans, any unreimbursed LC Disbursements owing to it or any other amount payable to such Bank or such Issuing Bank hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to such Borrower), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Bank's or such Issuing Bank's failure to give such notice shall not affect the validity thereof.

          (b) If any Bank shall obtain from any Borrower payment of any principal of or interest on any Loan of any Class owing to it or payment of any other amount under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans of such Class or such other amounts then due hereunder by the Borrowers to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans of such Class or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Each Borrower agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

          (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrowers. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5. Yield Protection, Etc.

          5.01 Additional Costs.

          (a) The Company shall pay in Dollars directly to each Bank from time to time such amounts as such Bank may reasonably determine to be necessary to compensate such Bank for any costs that such Bank reasonably determines are attributable to its making or maintaining of any Fixed Rate Loans or its obligation to make any Fixed Rate Loans hereunder to any Borrower, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation to any Borrower (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

          (i) subjects any Bank (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Bank or of such Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

          (ii) imposes or modifies any reserve, special deposit or similar requirements (other than, in the case of any Bank for any period as to which the Company is required to pay any amount under paragraph (d) of this Section 5.01, the reserves against "Eurocurrency liabilities" under Regulation D therein referred to) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definitions of "Eurocurrency Rate" in Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitment of such Bank hereunder); or

          (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitment.

If any Bank requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank thereafter to make or Continue Eurocurrency Loans, or Convert Base Rate Loans into Eurocurrency Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case (x) all such Eurocurrency Loans then outstanding to any Borrower (other than any Foreign Subsidiary Borrower) shall be automatically Converted into Base Rate Loans on the last day(s) of the current Interest Period(s) therefor and (y) all such Eurocurrency Loans then outstanding to any Foreign Subsidiary Borrower shall be prepaid on the last day(s) of the current Interest Period(s) therefor), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

          (b) Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication of any other requirement in this Section
5), if any Bank determines that any Regulatory Change regarding capital requirements has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Banks to a level below that which such Bank or such Bank's holding company could have achieved but for such Regulatory Change (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy), then from time to time the Company will pay in Dollars to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

          (c) Each Bank shall notify the Company of any event occurring after the date hereof entitling such Bank to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any

Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

          (d) Without limiting the effect of the foregoing, the Company shall pay in Dollars to each Bank on the last day of each Interest Period for each Fixed Rate Loan to any Borrower (other than any Foreign Subsidiary Borrower) so long as such Bank is maintaining reserves against "Eurocurrency liabilities" under Regulation D (or so long as such Bank is, by reason of any Regulatory Change, maintaining reserves against any other category of liabilities that includes deposits by reference to which the interest rate on Fixed Rate Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank that includes any Fixed Rate Loans) an additional amount (determined by such Bank and notified to the Company through the Administrative Agent) equal to the product of the following for each Fixed Rate Loan for each day during such Interest Period:

          (i) the principal amount of such Fixed Rate Loan outstanding on such day; and

          (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Fixed Rate Loan for such Interest Period as provided in this Agreement (less the Applicable Rate) and the denominator of which is one minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Bank on such day minus (y) such numerator; and

          (iii) 1/360.

          (e) With respect to any change by a Bank of its Applicable Lending Office or any assignment by a Bank under Section 11.06(b) hereof, the Bank changing such office or assignee Bank (as the case may be) shall not be entitled to any compensation under this Section 5.01 with respect to any Additional Costs resulting from any Regulatory Change that occurred prior to the date of such assignment or such change of office.

          5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurocurrency Rate for any Interest Period:

          (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits in the relevant Currency referred to in the definition of "Eurocurrency Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for either Type of Fixed Rate Loans denominated in such Currency as provided herein; or

          (b) the Majority Banks determine (or any Bank that has outstanding a Money Market Quote with respect to a LIBOR Market Loan determines), which determination shall be conclusive, and notify (or notifies, as the case may be) the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurocurrency Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurocurrency Loans denominated in such Currency (or LIBOR Market Loans, as the case may be) for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks (or to such quoting Bank) of making or maintaining Eurocurrency Loans denominated in such Currency or LIBOR Market Loans, as the case may be, for such Interest Period;

then the Administrative Agent shall give the Company and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make additional Eurocurrency Loans denominated in such Currency (or the LIBOR Market Loan for which such Quote was made, as the case may be), to Continue Eurocurrency Loans denominated in such Currency or to Convert Base Rate Loans into Eurocurrency Loans, and the applicable Borrower shall, on the last day of the then current Interest Period for the outstanding Eurocurrency Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.09 hereof.

          5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurocurrency Loans (or to make or maintain Eurocurrency Loans denominated in a particular Currency) hereunder (and, in the sole opinion of such Bank, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Bank), then such Bank shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Bank's obligation to make or Continue, or to Convert Loans of any Type into, Eurocurrency Loans (or to make or maintain Eurocurrency Loans denominated in a particular Currency, as the case may be) shall be suspended until such time as such Bank may again make and maintain Eurocurrency Loans (Eurocurrency Loans denominated in such Currency) (in which case (x) all such Eurocurrency Loans denominated in such Currency then outstanding to any Borrower (other than any Foreign Subsidiary Borrower) shall be automatically Converted into Base Rate Loans on the last day(s) of the current Interest Period(s) therefor (or on such earlier date as such Bank may specify to the applicable Borrower (with a copy to the Administrative Agent) if such earlier date is required by law) and (y) all such Eurocurrency Loans denominated in such Currency then outstanding to any Foreign Subsidiary Borrower shall be prepaid on the last day(s) of the current Interest Period(s) therefor (or on such earlier date as such Bank may specify to the applicable Borrower (with a copy to the Administrative Agent) if such earlier date is required by law)), and such Bank shall no longer be obligated to make any LIBOR Market Loan (or any LIBOR Market Loan denominated in such Currency, as the case may be) that it has offered to make.

          5.04 Compensation. The Company shall pay to the Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Fixed Rate Loan or an Absolute Rate Loan made by such Bank to any Borrower for any reason

     (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by any Borrower for any reason other than if a Bank's obligation to make or Continue Loans shall be suspended pursuant to Section
     5.01 or 5.03 hereof (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Fixed Rate Loan or an Absolute Rate Loan (with respect to which, in the case of a Money Market Loan, the Company has accepted a Money Market Quote) from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 or 2.03(b) hereof or to prepay a Fixed Rate Loan on the date for such prepayment, as specified in the relevant notice of prepayment.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, not borrowed or not prepaid for the period (the "relevant period") from the date of such payment, prepayment, failure to borrow or failure to prepay to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein less the Applicable Rate over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market (if such Loan is a Fixed Rate Loan) or the United States of America secondary certificate of deposit market (if such Loan is an Absolute Rate Loan) for deposits denominated in the Currency of such Loan of leading banks in amounts comparable to such principal amount and with maturities comparable to the relevant period (as reasonably determined by such Bank).

          5.05 Taxes.

          (a) Any and all payments by or on account of each obligation of each Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.05) the Administrative Agent or Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, each Borrower shall pay any Other Taxes in respect of such Borrower to the relevant Governmental Authority in accordance with applicable law.

          (c) Each Borrower shall indemnify the Administrative Agent and each Bank, within 10 days after written demand to such Borrower therefor, for the full amount of any Indemnified Taxes or Other Taxes in respect of such Borrower (including Indemnified Taxes or

Other Taxes imposed or asserted on or attributable to amounts payable under this
Section 5.05) paid by the Administrative Agent or such Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount (with reasonable supporting details) of such payment or liability delivered to any Borrower by a Bank, or by the Administrative Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Bank that is entitled to an exemption from or reduction of withholding tax under the laws of the United States of America, or any treaty with the United States of America with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or as reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          Without limiting the foregoing, each Foreign Bank, with respect to Loans made to the Company or any Subsidiary Borrower that is a Domestic Subsidiary, or Letters of Credit issued for the account of the Company, shall deliver to the Company and each such Subsidiary Borrower, with copies to the Administrative Agent, two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Foreign Bank claiming complete exemption from the withholding of U.S. federal income tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a certificate reasonably acceptable to the Company representing that such Foreign Bank is not (i) a "bank" for purposes of Section 881(c) of the Code, (ii) a ten-percent shareholder of the Company (within the meaning of Section 871(h)(3)(B) of the Code) or (iii) a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code), and a Form W-8BEN, or any subsequent versions thereof or successors thereto, in all cases properly completed and duly executed by such Foreign Bank claiming complete exemption from, or a reduced rate of, withholding of U.S. federal income tax on all payments by or on account of any obligation of the Company or (if applicable) such Subsidiary Borrower under this Agreement or under any other Loan Document. Such forms shall be delivered by each such Foreign Bank on or before the date it becomes a party to this Agreement. In addition, each such Foreign Bank shall deliver such forms immediately prior to the obsolescence or invalidity of any form previously delivered by such Foreign Bank. Each such Foreign Bank shall promptly notify the Company and (if applicable) such Subsidiary Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Person(s) to whom such certificate was previously delivered (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

          (f) If the Administrative Agent or any Bank is entitled to an exemption from or reduction in the rate of the imposition, deduction or withholding of any Indemnified Tax or

Other Tax under the laws of the jurisdiction in which any Foreign Subsidiary Borrower is organized or engaged in business, or any treaty to which such jurisdiction is a party, with respect to payments by such Subsidiary Borrower under this Agreement or any other Loan Document, then the Administrative Agent or such Bank (as the case may be) shall deliver to such Subsidiary Borrower or the relevant Governmental Authority, in the manner and at the time or times prescribed by applicable law or as reasonably requested by the Company (at least 60 days prior to the due date required for submission thereof), such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without the imposition, deduction or withholding of such Indemnified Tax or Other Tax or at a reduced rate, provided that the Administrative Agent or such Bank is legally entitled to complete, execute and deliver such documentation and in its reasonable judgment such completion, execution or submission would not materially prejudice its commercial or legal position or require disclosure of information it considers confidential or proprietary.

          (g) If the Administrative Agent, a Bank or an Issuing Bank determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 5.05, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this
Section 5.05 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, such Bank or such Issuing Bank, as the case may be, incurred in connection therewith and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of the Administrative Agent, such Bank or such Issuing Bank, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority, other than any such penalties, interest or other charges attributable to the gross negligence or willful misconduct of the Administrative Agent, such Bank or such Issuing Bank, as applicable) to the Administrative Agent, such Bank or such Issuing Bank in the event the Administrative Agent, such Bank or such Issuing Bank is required to repay such refund to such Governmental Authority. This Section 5.05 shall not be construed to require the Administrative Agent, any Bank or any Issuing Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential or proprietary) to any Borrower or any other Person.

          5.06 Replacement of Banks. If any Bank requests compensation pursuant to Section 5.01 or 5.05 hereof, or any Bank's obligation to make or Continue Loans of any Type, or to Convert Loans of any Type into the other Type of Loan, shall be suspended pursuant to Section 5.01 or 5.03 hereof (any such Bank requesting such compensation, or whose obligations are so suspended, being herein called a "Requesting Bank"), the Company, upon three Business Days' notice to such Bank and the Administrative Agent, may, at its sole expense and effort, require that such Requesting Bank transfer all of its right, title and interest under this Agreement and such Requesting Bank's Notes without recourse to any bank or other financial institution (a "Proposed Bank") identified by the Company that is satisfactory to the Administrative Agent (i) if such Proposed Bank agrees to assume all of the obligations of such Requesting Bank hereunder, and to purchase all of such Requesting Bank's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Bank's Loans, together with interest thereon to the date of such purchase, and arrangements satisfactory to the Requesting Bank are made for payment to such Requesting Bank of all other amounts payable hereunder to such Requesting Bank on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.04 hereof as if all of such Requesting Bank's Loans were being prepaid in full on such date) and (ii) if such Requesting Bank has requested compensation pursuant to Section 5.01 or 5.05 hereof, such Proposed Bank's aggregate requested compensation, if any, pursuant to Section 5.01 or 5.05 hereof with respect to such Requesting Bank's Loans is lower than that of the Requesting Bank. Subject to the provisions of Section 11.06(b) hereof, such Proposed Bank shall be a "Bank" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements of the Company contained in Sections 5.01,
5.05 and 11.03 hereof (without duplication of any payments made to such Requesting Bank by the Company or the Proposed Bank) shall survive for the benefit of such Requesting Bank under this Section 5.06 with respect to the time prior to such replacement.

          5.07 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Company under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Issuing Bank or any Bank of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Issuing Bank or any Bank hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Issuing Bank's or such Banks' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Issuing Bank or such Bank (through the Administrative Agent), the Company shall pay immediately to the Administrative Agent for account of such Issuing Bank or such Bank, from time to time as specified by such Issuing Bank or such Bank, such additional amounts as shall be sufficient to compensate such Issuing Bank or such Bank for such increased costs or reductions in amount. Each Issuing Bank and each Bank shall notify the Company of any event occurring after the date hereof entitling such Issuing Bank or such Bank, as the case may be, to compensation under this Section 5.07 as promptly as practicable, but in any event within 45 days, after such Issuing Bank or such Bank obtains actual knowledge thereof; provided that if any Issuing Bank or any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Issuing Bank or such Bank shall, with respect to compensation payable pursuant to this Section 5.07 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.07 for costs incurred from and after the date 45 days prior to the date that such Issuing Bank or such Bank does give such notice. Each Issuing Bank and each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Issuing Bank or such Bank, as the case may be, for compensation under this Section 5.07. Determinations and allocations by any Issuing Bank or any Bank for purposes of this Section 5.07 of the effect of any Regulatory Change and of the amounts required to compensate such Issuing Bank or Bank under this Section 5.07 shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

          Section 6. Conditions Precedent.

          6.01 Initial Loan. This Agreement (and the amendment and restatement of the Existing 5-Year Credit Agreement to be effected hereby) and obligation of any Bank to make Loans hereunder or of any Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

          (a) Executed Counterparts. From each party hereto, a counterpart of this Agreement signed on behalf of such party (or written evidence satisfactory to the Administrative Agent, which may include telecopy transmission of a signed signature page to this Agreement, that such party has signed a counterpart of this Agreement).

          (b) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of each Borrower, a certificate of good standing for each Borrower in its Relevant Jurisdiction (where legally applicable) and certified copies of all corporate authority for each Borrower (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of this Agreement and the Notes and each other document to be delivered by such Borrower from time to time in connection herewith and the extensions of credit hereunder (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from such Borrower to the contrary).

          (c) Officer's Certificate. A certificate, dated the Effective Date, of a senior officer of the Company to the effect set forth in clauses (a) and
     (b) of the first sentence of Section 6.02 hereof.

          (d) Opinion of Counsel for the Borrowers. Opinions, each dated the Effective Date, of (i) internal counsel for the Company reasonably satisfactory to the Administrative Agent, substantially in the form of Exhibit B hereto and (ii) if there shall be any Subsidiary Borrowers party hereto as of the Effective Date, internal or external counsel for each such Subsidiary Borrower reasonably satisfactory to the Administrative Agent (which opinion shall be in form and substance satisfactory to the Administrative Agent) as shall be reasonably requested by the Administrative Agent, and in each case covering such other matters as the Administrative Agent or any Bank may reasonably request (and each Borrower hereby instructs its counsel to deliver such opinion to the Banks and the Administrative Agent).

          (e) Opinion of Special New York Counsel to JPMCB. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, substantially in the form of Exhibit C hereto (and JPMCB hereby instructs such counsel to deliver such opinion to the Banks).

          (f) Existing Credit Agreements. Evidence that as of the Effective Date
     (i) the principal of and interest on, and all other amounts owing under each of the Existing

     Credit Agreements shall have been (or shall be simultaneously) paid in full and (ii) the commitments under the Existing 364-Day Credit Agreement have been terminated.

          (g) Payment of Fees and Other Amounts. Evidence that the Company shall have (or shall be simultaneously) paid in full all fees required to be paid, and all expenses required to be paid or reimbursed for which written invoices have been presented to the Company.

          (h) Other Documents. Such other documents as the Administrative Agent or any Bank or special New York counsel to JPMCB may reasonably request.

          6.02 Initial and Subsequent Loans. The obligation of any Bank to make any Loan (including any Money Market Loan and such Bank's initial Syndicated
Loan) to the Borrowers upon the occasion of each borrowing hereunder, or of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the further conditions precedent that, both immediately prior to the making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, and also after giving effect thereto and to the intended use thereof:

          (a) no Default shall have occurred and be continuing;

          (b) the representations and warranties made by the Company and each other Borrower (if any) in Section 7 hereof and (in the case of each Subsidiary Borrower, if any) in the Subsidiary Borrower Designation to which it is a party (other than, after the Effective Date, (i) the last sentence of Section 7.02 hereof and (ii) Section 7.03 hereof) shall be true and complete on and as of the date of the making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (c) during the 25-month period ending on the date of such Loan or such issuance, amendment, renewal or extension of a Letter of Credit, as the case may be, there shall not have occurred a change in the composition of a majority of the Board of Directors of the Company from individuals (i) who were members of such Board on the first day of such period, (ii) whose election or nomination to such Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of such Board or (iii) whose election or nomination to such Board was approved by individuals referred to in clauses
     (i) and (ii) above constituting at the time of such election or nomination at least a majority of such Board.

Each borrowing of Loans and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a),
(b) and (c) of this Section 6.02.

          Section 7. Representations and Warranties. Each of the Company (other than with respect to Section 7.12 hereof) and each Subsidiary Borrower (only with respect to Section 7.12 hereof and only from and after such Subsidiary Borrower shall become, and for so long as it shall remain, a party hereto) severally represents and warrants to the Administrative Agent and the Banks that:

          7.01 Corporate Existence. The Company and each of its Subsidiaries (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) reasonably be likely to have a Material Adverse Effect.

          7.02 Financial Condition. The Company has heretofore furnished to each of the Banks the following financial statements:

          (i) the audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2005 and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of PricewaterhouseCoopers LLP; and

          (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as at March 31, 2006 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the three-month period ended on such date.

All such financial statements present fairly, in all material respects, the respective consolidated financial condition of the Company and its Subsidiaries as at such respective dates and the consolidated results of their operations for the fiscal year and the three-month period ended on such dates (subject, in the case of such financial statements as at March 31, 2006, to normal year-end audit adjustments), all in accordance with GAAP and practices applied on a consistent basis. Since December 31, 2005, there has been no material adverse change in the consolidated financial condition, operations or business taken as a whole of the Company and its Subsidiaries.

          7.03 Litigation. Except as disclosed in the Company's Annual Report on Form 10-K filed with the SEC for the Company's fiscal year ended December 31, 2005 and in the Company's Quarterly Report on Form 10-Q filed with the SEC for the Company's fiscal quarter ended March 31, 2006, which Annual Reports and Quarterly Reports have been furnished to the Banks prior to the Effective Date, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of such Borrower) threatened against such Borrower or any of its Subsidiaries that could (either individually or in the aggregate) reasonably be likely to have a Material Adverse Effect.

          7.04 No Breach. None of the execution and delivery of this Agreement and the

Notes and the other Loan Documents, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws (or equivalent documents) of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

          7.05 Action. The Company has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and the Notes and the other Loan Documents to which it is to be a party; the execution, delivery and performance by the Company of this Agreement and the Notes and the other Loan Documents to which it is to be a party have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of its Notes when executed and delivered for value, and each of the other Loan Documents to which it is to be a party when executed and delivered, will constitute, its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights.

          7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Company of this Agreement or the Notes or the other Loan Documents to which it is a party or for the legality, validity or enforceability hereof or thereof.

          7.07 ERISA. The Company and its ERISA Affiliates has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, and has no existing liability (other than to make PBGC premium payments and Plan funding payments as they fall due) to the PBGC or any Plan or Multi-Employer Plan.

          7.08 Taxes. The Company and its Domestic Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Domestic Subsidiaries, except for any such tax being contested in good faith and by proper proceedings and against which adequate reserves are being maintained. The charges, accruals and reserves on the books of the Company and its Domestic Subsidiaries in respect of taxes are, in the opinion of the Company, adequate.

          7.09 Investment Company Act. Neither the Company nor any Subsidiary Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.10 Environmental Matters. The Company and its Subsidiaries have obtained all environmental, health and safety permits, licenses and other authorizations required under all

Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

          7.11 Use of Credit. No part of the proceeds of the Loans hereunder will be used, directly or indirectly, to buy or carry any Margin Stock.

          7.12 Representations and Warranties of Subsidiary Borrowers. Each Subsidiary Borrower severally represents and warrants that:

          (a) such Subsidiary Borrower is a corporation, partnership or other entity duly organized, validly existing, and (to the extent this concept is applicable under the laws of the Relevant Jurisdiction) in good standing, under the laws of the Relevant Jurisdiction;

          (b) none of the execution and delivery of the Subsidiary Borrower Designation to which it is a party, this Agreement and the other Loan Documents to which it is a party (collectively, with respect to any Subsidiary Borrower, the "Subsidiary Borrower Loan Documents"), the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws (or equivalent documents) of such Subsidiary Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which such Subsidiary Borrower is a party or by which it or any of its Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument;

          (c) such Subsidiary Borrower has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under the Subsidiary Borrower Loan Documents to which it is a party; the execution, delivery and performance by such Subsidiary Borrower Loan Documents have been duly authorized by all necessary corporate action on its part; and each Subsidiary Borrower Loan Documents to which it is a party, constitutes or, when executed and delivered (in the case of its Notes only) for value, will constitute, its legal, valid and binding obligation, enforceable against such Subsidiary Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights;

          (d) no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by such Subsidiary Borrower of the Subsidiary Borrower Loan Documents to which it is a party or for the validity or enforceability of any thereof or for the borrowings by and/or other extensions of credit to such Subsidiary Borrower hereunder;

          (e) (in the case of each Foreign Subsidiary Borrower only) to ensure the legality, validity, enforceability or admissibility in evidence of Subsidiary Borrower Loan Documents to which such Foreign Subsidiary Borrower is a party against it, it is not necessary that any such Subsidiary Borrower Loan Documents or any other document be filed or recorded with any Governmental Authority other than such filings and recordations that have already been made;

          (f) (in the case of each Foreign Subsidiary Borrower only) each of the Subsidiary Borrower Loan Documents to which such Foreign Subsidiary Borrower is a party is in proper legal form under the laws of its Relevant Jurisdiction for the enforcement thereof against such Foreign Subsidiary Borrower, and all formalities required in such Relevant Jurisdiction for the validity and enforceability of such Foreign Subsidiary Borrower Loan Documents (including any necessary registration, recording or filing with any court or other authority in such Relevant Jurisdiction) have been accomplished; and

          (g) (in the case of each Foreign Subsidiary Borrower only) under the laws of its Relevant Jurisdiction, such Subsidiary Borrower is not entitled to immunity on the ground of sovereignty or the like from the jurisdiction of any court or from any action, suit or proceeding, or the service of process in connection therewith, arising under the Subsidiary Borrower Loan Documents to which it is a party.

          Section 8. Covenants of the Company. The Company covenants and agrees with the Banks and the Administrative Agent that, so long as any Commitment or Loan or Letter of Credit is outstanding and until payment in full of all amounts payable by the Company hereunder:

          8.01 Financial Statements, Etc. The Company shall deliver to each of the Banks:

          (a) as soon as available and in any event within 50 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries, in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments) (it being understood that delivery to the Banks of the Company's Report on Form 10-Q filed with the SEC shall satisfy the requirements of this Section 8.01(a) so long as the information required to be contained in such Report is substantially the same as that required under this clause (a));

          (b) as soon as available and in any event within 100 days after the end of each fiscal year of the Company, consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles (it being understood that delivery to the Banks of the Company's Report on Form 10-K filed with the SEC shall satisfy the requirements of this Section 8.01(b) so long as the information required to be contained in such Report is substantially the same as that required under this clause (b));

          (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports on Forms 10-K, 10-Q and 8-K that the Company shall have filed with the SEC or any national securities exchange (to the extent not already delivered pursuant to clauses (a) and (b) above);

          (d) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (e) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto; and

          (f) from time to time such other information regarding the financial condition, operations or business of the Company or any of its Subsidiaries as any Bank or the Administrative Agent may reasonably request.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to clause (a) or (b) above, a certificate of a senior financial officer of the Company to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto). The Company shall be deemed to have furnished the information specified in clause (a), (b), (c) or
(d) above on the date such information is posted at the Company's website on the Internet at "www.pb.com", at "www.sec.gov" or at such other website identified by the Company in a notice to the Administrative Agent and the Banks that is accessible by the Banks without charge; provided that the Company shall deliver paper copies of such information to any Bank upon request of such Bank through the Administrative Agent.

          8.02 Existence, Etc. The Company will, and will cause each of its Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights (charter and statutory), privileges, licenses and franchises (provided that nothing in this Section 8.02 shall prohibit any transaction expressly permitted under Section 8.04 hereof and provided, further, that the Company shall not be required to cause any of its Subsidiaries (other than any Subsidiary Borrower) to preserve its legal existence or its rights, privileges, licenses or franchises if the Company shall determine that the preservation thereof is no longer necessary in the conduct of the business of the Company and its Subsidiaries taken as a whole);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements is reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; provided that nothing in this Section 8.02(d) shall prevent the Company or any of its Subsidiaries from discontinuing such maintenance if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and the business of any of its Subsidiaries;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (f) permit representatives of any Bank or the Administrative Agent, during normal business hours and upon reasonable prior notice, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Administrative Agent (as the case may be).

          8.03 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies (or through self-insurance programs so long as such self-insurance is administered in accordance with sound business practices), and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

          8.04 Prohibition of Fundamental Changes.

          (a) The Company will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), provided that the Company may merge with another Person if the Company shall be the continuing or surviving corporation and after giving effect thereto no Default would exist hereunder.

          (b) The Company will not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests but excluding (i) obsolete or worn-out equipment no longer used or useful in its business and (ii) inventory sold in the ordinary course of business).

          8.05 Limitation on Liens. The Company will not, and will not permit any of its Domestic Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property (including, without limitation, any shares of stock of or Indebtedness of any Domestic Subsidiary), whether now owned or hereafter acquired, except:

          (a) Liens in existence on the date hereof and listed on Schedule 8.05 hereto;

          (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Domestic Subsidiaries in accordance with GAAP;

          (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(h) hereof;

          (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (e) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Domestic Subsidiaries;

          (g) Liens on Property of any corporation that becomes a Domestic Subsidiary of the Company after the date hereof, provided that such Liens are in existence at the time such corporation becomes a Domestic Subsidiary of the Company and were not created in anticipation thereof;

          (h) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Domestic

     Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Company or such Domestic Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 90% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise);

          (i) Liens securing Indebtedness of a Wholly-Owned Domestic Subsidiary to the Company or to another Wholly-Owned Subsidiary, and Liens securing Indebtedness of the Company to The Pitney Bowes Bank, Inc., a Wholly-Owned Subsidiary, in an aggregate principal amount not exceeding $15,000,000 at any one time outstanding;

          (j) Liens securing non-recourse obligations in connection with leveraged lease or single-investor lease transactions;

          (k) Liens arising from the sale of accounts receivable or chattel paper for which fair equivalent value is received;

          (l) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any Liens referred to in the foregoing clauses (a), (g) and (h); provided that the principal amount of Indebtedness secured thereby and not otherwise authorized by this
     Section 8.05 shall not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement;

          (m) Liens securing obligations of the Company in respect of any interest rate or foreign currency protection or hedging arrangement entered into in the ordinary course of business and for non-speculative purposes; and

          (n) Liens contemplated under the last paragraph of Section 9 hereof.

Notwithstanding the foregoing provisions, the Company and its Domestic Subsidiaries may create, incur, assume or suffer to exist Liens securing Indebtedness in an aggregate principal amount which, together with the aggregate principal amount of secured Indebtedness permitted by clause (k) of the foregoing provisions, does not exceed at any one time outstanding 10% of Consolidated Net Tangible Assets of the Company and its Domestic Subsidiaries. For the purposes of this Section 8.05, the term "Consolidated Net Tangible Assets" shall mean, as at any particular time, the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Company and its Subsidiaries furnished to the Banks pursuant to Sections 7.02, 8.01(a) and 8.01(b) hereof on or prior to such time.

          8.06 Use of Proceeds. The Company will, and will ensure that each Subsidiary Borrower will, use the proceeds of the Loans hereunder for its general corporate purposes, including for the backup of its commercial paper programs (in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations U and X and the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations thereunder); provided that neither the Administrative Agent nor any Bank shall have any responsibility as to the use of any of such proceeds. The Company will use the Letters of Credit in connection with its general corporate purposes.

          8.07 Lines of Business. The Company will not, and will not permit any of its Domestic Subsidiaries to, make any material change in the fundamental nature of the integrated mail and document management solutions business of the Company and its Domestic Subsidiaries, taken as a whole, as carried on at the date hereof.

          Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

          (a) Any Borrower shall: (i) default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement; or (ii) default in the payment of any interest on any Loan or on any such reimbursement obligation or any fee or any other amount payable hereunder and such default shall continue unremedied for three or more Business Days; or

          (b) The Company or any of its Domestic Subsidiaries shall default in the payment when due (after the expiration of any applicable grace period) of any principal of or interest on any of its other Indebtedness aggregating $35,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any Indebtedness aggregating $35,000,000 or more shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity, or if the effect of any such event is to permit the termination of any commitment to provide such Indebtedness, provided that this clause
     (b) shall exclude any Indebtedness of the Company or any of its Domestic Subsidiaries secured by any Property of such Borrower and its Subsidiaries if, and so long as, the instruments governing such Indebtedness limit recourse (whether direct or indirect) of the holders thereof against the Company and its Subsidiaries to such Property; or

          (c) Any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by any Borrower, or any certificate furnished to any Bank or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) The Company shall default in the performance of any of its obligations under Sections 8.01(e), 8.04, 8.05 and 8.07 hereof; or any Borrower shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Company by the Administrative Agent or any Bank (through the Administrative Agent); or

          (e) The Company or any of its Domestic Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) The Company or any of its Domestic Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under any Bankruptcy Laws, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any Bankruptcy Laws or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Domestic Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Domestic Subsidiary or of all or any substantial part of its Property or (iii) similar relief in respect of the Company or such Domestic Subsidiary under any Bankruptcy Laws, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Domestic Subsidiary shall be entered in an involuntary case under any Bankruptcy Laws; or

          (h) A final judgment or judgments for the payment of money of $35,000,000 or more in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has not denied coverage in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Domestic Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Domestic Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such then existing events or conditions, the Company or any of its ERISA Affiliates shall incur or, in the reasonable good faith opinion of the Majority Banks, shall be reasonably likely to incur a liability (excluding PBGC premium payments and plan funding payments resulting from changes in legal requirements and increases in benefits) to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) that, in the determination of the Majority Banks, could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; or

          (j) During any 25-month period ending on or after the date hereof, a majority of the Board of Directors of the Company shall no longer be composed of individuals (i) who were members of such Board on the first day of such period, (ii) whose election or nomination to such Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of such Board or
     (iii) whose election or nomination to such Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of such Board; provided that such change in composition shall not constitute an Event of Default if, on the last day of each such period, no extensions of credit are outstanding hereunder; or

          (k) Any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall, after the date hereof, acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of 25% or more of the outstanding shares of voting stock of the Company; or

          (l) The guarantee of the Company under Section 12 hereof shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Company or any Subsidiary Borrower;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to the Company, (A) the Administrative Agent, with the approval of the Majority Banks, may and, upon request of the Majority Banks, will, by notice to the Company, terminate the Commitments and they shall thereupon terminate, and (B) the Administrative Agent, with the approval of the Majority Banks, may and, upon request of the Majority Banks shall, by notice to the Company declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by any Borrower hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.04 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Borrower; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Company, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.04 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Borrower.

          In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder to be due and payable), the Company agrees that it shall, if requested by the Administrative Agent or the Majority Banks through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 9 with respect to the Company, forthwith, without any demand or the taking of any other action by the Administrative Agent or the Banks) provide cover for the LC Exposure by paying to the Administrative Agent immediately available funds (in Dollars or, if requested by the Administrative Agent with respect to any Letters of Credit denominated in an Agreed Foreign Currency, such Agreed Foreign Currency) in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in an account or accounts established and maintained at the Person acting as the Administrative Agent in the name of the Administrative Agent and for the benefit of the Banks (which account or accounts may be a "securities account" (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the "UCC")), as collateral security for the LC Exposure (and for this purpose the Company hereby grants a security interest to the Administrative Agent for the benefit of the Banks in such account or accounts and all financial assets (as defined in the UCC) and other property held therein).

          Section 10. The Administrative Agent.

          10.01 Appointment, Powers and Immunities. Each Bank hereby appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.05 hereof and the first sentence of Section 10.06 hereof shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank;

          (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note, any other Loan Document or any other document referred to or provided for herein or for any failure by any Borrower to perform any of its obligations hereunder or thereunder;

          (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and

          (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

          The Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Company to such assignment or transfer (to the extent required by Section 11.06(b) hereof).

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent (and which may include any of its Affiliates and, without limiting the foregoing, it is agreed that as of the date hereof (and until such appointment may be revoked by the Administrative Agent) J.P. Morgan Europe Limited will act for the purposes of performing certain administrative functions with respect to extensions of credit hereunder to be made in currencies other than Dollars). The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties and the Administrative Agent shall not be responsible for the negligence or misconduct of any such sub-agent or Related Party selected by it in good faith. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          10.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Banks (or, if so provided in Section 11.04 hereof, all of the Banks), and such instructions of the Majority Banks (or all of the Banks, as the case may be) and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          10.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

          10.04 Rights as a Bank. With respect to its Commitment and the Loans made by it, JPMCB (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. JPMCB (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with any Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and JPMCB (and any such successor) and its Affiliates may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          10.05 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under Section 11.03 hereof) ratably in accordance with their respective Commitments (and, after the Commitments have been terminated, ratably in accordance with the aggregate Credit Exposure of all of the Banks) (determined at the time the applicable unreimbursed expense or indemnity payment is sought), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 11.03 hereof but excluding unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.06 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent, the Syndication Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or any other document referred to or provided for herein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any

Bank with any credit or other information concerning the affairs, financial condition, operations, business, Properties, liabilities or prospects of the Company or any of its Subsidiaries (or any of their Affiliates) that may come into the possession of the Administrative Agent or any of its Affiliates.

          10.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          10.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent with the approval of the Company (such approval not to be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, in consultation with the Company, appoint a successor Administrative Agent, which shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          10.09 Other Agents. Anything to the contrary notwithstanding, the Joint Lead Arrangers and Joint Bookrunners, the Syndication Agent and the Documentation Agents listed on the cover page of this Agreement shall have no rights and no obligations or responsibilities or liabilities whatsoever under or in connection with this Agreement, except in their capacity, if any, as Banks.

          Section 11. Miscellaneous.

          11.01 Waiver. No failure on the part of the Administrative Agent or any Bank or any Issuing Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy), or, with respect to notices given pursuant to Section 2.03 hereof, by telephone, confirmed in writing by telecopier by the close of business on the day the notice is given, delivered (or telephoned, as the case may be) to the intended recipient (in the case of the Borrowers and the Administrative Agent) at the "Address for Notices" specified below its name on the signature pages hereof and (in the case of each Bank) at its address set forth in its Administrative Questionnaire or such other address as shall be designated by a Bank in a notice to the Administrative Agent and the Company; or, as to any party other than a Bank, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Bank; provided, further, that at the request of any Bank, such notices and other communications shall be provided in writing to such Bank. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

          11.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Banks and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other Loan Documents and the extensions of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the Notes (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Banks and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the Notes or any other document referred to herein.

          The Company hereby agrees to indemnify the Administrative Agent, each Bank, each of their respective Affiliates and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Bank, whether or not the Administrative Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans or any other extension of credit hereunder or any actual or proposed use by any Borrower or any of its Subsidiaries of the proceeds of any of the Loans or of any Letter of Credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding for any Person any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of such Person or of such Person's directors, officers, employees, attorneys and agents).

          11.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by each Borrower and the Majority Banks, or by each Borrower and the Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks; provided that (a) no modification, supplement or waiver shall:
(i) increase, or extend the term of the Commitments, or extend the time or waive any requirement for the reduction or termination of the Commitments, without the consent of each Bank affected thereby, (ii) extend the date fixed for the payment of principal of or interest on any Loan, any reimbursement obligation in respect of an LC Disbursement or any fee hereunder, without the consent of each Bank affected thereby, (iii) reduce the amount of any such payment of principal or LC Disbursement, without the consent of each Bank affected thereby, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, without the consent of each Bank affected thereby, (v) change Section
4.02 hereof in a manner that would alter the pro rata sharing required thereby, without the consent of each Bank, (vi) alter the terms of Section 4.07(b) hereof or this Section 11.04, without the consent of each Bank, (vii) modify the definition of the term "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, without the consent of each Bank or (viii) release the Company from its guarantee obligations under Section 12 hereof without the written consent of each Bank; and (b) no modification, supplement or waiver shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the consent of the Administrative Agent.

          11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06 Assignments and Participations.

          (a) No Borrower may assign any of its rights or obligations hereunder or under the Notes or any other Loan Document without the prior consent of all of the Banks and the Administrative Agent.

          (b) Each Bank may assign all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and Credit Exposure at the time owing to it) (but only with the consent of the Company, each Issuing Bank and the Administrative Agent, each of which consents will not be unreasonably withheld or delayed); provided that

          (i) no such consent by the Company shall be required if the assignee is a Bank, an Affiliate of a Bank or an Approved Fund or if an Event of Default has occurred and is continuing;

          (ii) except to the extent the Company (unless an Event of Default has occurred and is continuing) and the Administrative Agent shall otherwise consent, any such partial assignment (other than to a Bank or an Affiliate of a Bank) shall be in an amount at least equal to $10,000,000;

          (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement; and

          (iv) the assignee and assignor shall deliver to the Administrative Agent for its acceptance an Assignment and Assumption for each such assignment.

Upon execution and delivery by the assignor and the assignee to the Administrative Agent of such Assignment and Assumption, and upon consent thereto by the Company and the Administrative Agent to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Company and the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment and Credit Exposure (or portions thereof) assigned to it and specified in such Assignment and Assumption (in addition to the Commitment and Credit Exposure, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment, the assignor or assignee shall pay the Administrative Agent an assignment fee of $3,500.

          Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Company, the option to provide to the Borrowers all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof, and (iii) the rights of any such SPC shall be derivative of the rights of the Granting Bank, and such SPC shall be subject to all of the restrictions upon and requirements imposed upon the Granting Bank herein contained. Each SPC shall be conclusively presumed to have made arrangements with its Granting Bank for the exercise of voting and other rights hereunder in a manner which is acceptable to the SPC, the Administrative Agent, the Banks and the Borrowers, and each of the Administrative Agent, the Banks and each Borrower shall be entitled to rely upon and deal solely with the Granting Bank with respect to Loans made by or through its SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof arising out of a claim against such SPC under this Agreement. In addition, notwithstanding anything to the contrary contained in this Section 11.06(b), any SPC may (i) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by the Company and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This paragraph may not be amended without the written consent of any SPC at the time holding Loans under this Agreement.

          (c) A Bank may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and Credit Exposure at the time owing to it), provided that such Participant shall not have any rights or obligations under this Agreement or any Note (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by any Borrower to any Bank under Section 5 hereof in respect of Credit Exposure held by it, and its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Credit Exposure and Commitment, and as if such Bank were funding each of such Credit Exposure and Commitment in the same way that it is funding the portion of Credit Exposure and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Bank's Commitment, or extend the time or waive any requirement for the reduction or termination, of such Bank's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant or any LC Disbursement or any interest thereon, (iii) reduce the amount of any such payment of principal or any LC Disbursement or any interest thereon, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof to the extent that the same, under Section 11.04 hereof, requires the consent of each Bank. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.01, 5.04, 5.05 and 5.07 hereof to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that a Participant (i) shall not be entitled to receive any greater payment under Section 5.01, 5.05 or 5.07 hereof than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent and (ii) that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section 5.05 hereof unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of each Borrower, to comply with Section 5.05(e) hereof as though it were a Bank.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Bank may (without notice to or consent of any Borrower, the Administrative Agent or any other Bank and without payment of any fee) (i) assign and pledge all or any portion of its rights under this Agreement to secure obligations of such Bank, including, without limitation, to assign or pledge to secure obligations to any Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an Affiliate. No such assignment shall release the assigning Bank from its obligations hereunder.

          (e) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12 hereof.

          (f) Anything in this Section 11.06 to the contrary notwithstanding, no Bank may assign or sell a participation in any interest in any of its rights under this Agreement to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Bank.

          11.07 Survival. The obligations of the Company under Sections 5.01, 5.04, 5.05 and 11.03 hereof, and the obligations of the Banks under Sections
10.05 and 11.12 hereof, shall survive the repayment of the extensions of credit and the termination of the Commitments and, in the case of any Bank that may assign any interest in its Commitment or extensions of credit hereunder, shall survive the making of such assignment, notwithstanding that such assigning Bank may cease to be a "Bank" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any extension of credit (whether by means of a Loan or Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading when made or deemed to be made, notwithstanding that such Bank or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          11.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          11.09 Counterparts; Integration; Effectiveness. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous arrangements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent (or its counsel) shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

          11.10 Governing Law; Submission to Jurisdiction; Service of Process. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Borrower irrevocably agrees that any and all legal process in connection with any such action or proceeding in any such court may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Company at its address set forth in Section 11.02 hereof, such service being hereby acknowledged by the Borrowers to be effective and binding service. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law

          11.11 Waiver of Jury Trial. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.12 Confidentiality. Each Bank and the Administrative Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to maintain the confidentiality of any non-public information supplied to it by any Borrower pursuant to this Agreement; provided that nothing herein shall limit the disclosure of any such information (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any regulatory (including self-regulatory) authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this Section 11.12 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Bank on a nonconfidential basis from a source other than a Borrower; provided that (x) unless specifically prohibited by applicable law or court order, each Bank and the Administrative Agent agree, prior to disclosure thereof, to notify the Company of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of such Bank or the Administrative Agent by such governmental agency) or (B) pursuant to legal process and (y) that in no event shall any Bank or the Administrative Agent be obligated to return any materials furnished by a Borrower. Any Person required to maintain the confidentiality of any information as provided in this Section
11.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information.

          11.13 Designation of Subsidiary Borrowers.

          (a) Designation of Subsidiary Borrowers. Subject to the terms and conditions of this Section (including paragraph (b) of this Section 11.13), the Company may, at any time or from time to time upon not less than 15 Business Days' notice to the Administrative Agent (or such shorter period which is acceptable to the Administrative Agent), request that a Subsidiary specified in such notice become a party to this Agreement as a Borrower; provided that each such designation shall be subject to the prior approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed) and, in connection with such approval for any Foreign Subsidiary, the Administrative Agent shall, in its sole discretion, determine such additional representations and warranties to be provided by such Foreign Subsidiary in its Subsidiary Borrower Designation with respect to tax and related matters for such Foreign Subsidiary and its obligations hereunder (including with respect to stamp and similar taxes, the absence of any withholding or similar tax in respect of payments by such Foreign Subsidiary hereunder under the laws of its Relevant Jurisdiction and the absence of any notarization requirements for the validity and enforceability of the Subsidiary Borrower Loan Documents to which such Subsidiary is to be a party). The Administrative Agent shall upon receipt of such notice from the Company promptly notify each Bank of the Company's designation. Upon such approval and the satisfaction of the conditions specified in paragraph (b) of this Section 11.13, such Subsidiary shall become a party to this Agreement as a Borrower hereunder and shall be entitled to borrow Loans or request the issuance of Letters of Credit on and subject to the terms and conditions of this Agreement, and the Administrative Agent shall promptly notify the Banks of such designation.

          (b) Conditions Precedent to Designation Effectiveness. The designation by the Company of any Subsidiary as a Subsidiary Borrower hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents (each of which shall be satisfactory to the Administrative Agent in form and substance):

          (i) Subsidiary Borrower Designation. A Subsidiary Borrower Designation, duly completed (including, in the case of any Foreign Subsidiary, such additional representations and warranties determined by the Administrative Agent in accordance with the proviso in the first sentence of Section 11.13(a) hereof) and executed by the Company and the relevant Subsidiary, delivered to the Administrative Agent at least 5 Business Days before the date on which such Subsidiary is proposed to become a Subsidiary Borrower;

          (ii) Opinion of Counsel. If reasonably requested by the Administrative Agent, a favorable written opinion (addressed to the Administrative Agent and the Banks and appropriately dated) of external or internal counsel to such Subsidiary satisfactory to the Administrative Agent in such Subsidiary's Relevant Jurisdiction (and the Company and such Subsidiary Borrower hereby and by delivery of such Subsidiary Borrower Designation instruct such counsel to deliver such opinion to the Banks and the Administrative Agent, if such opinion is so requested), as to such other matters as the Administrative Agent may reasonably request (which may include the due incorporation of such Subsidiary under the laws of the Relevant Jurisdiction, the due authorization, execution and delivery by such Subsidiary of such Subsidiary Borrower Designation and of any extensions of credit to made by it hereunder, the obtaining of all licenses, approvals and consents of, and the making of all filings and registrations with, any applicable Governmental Authority required in connection therewith (or the absence of any thereof), the legality, validity and binding effect and enforceability thereof, and (in the case of a Foreign Subsidiary) the absence of any withholding or similar tax under the laws of the Relevant Jurisdiction in respect of payments by such Subsidiary Borrower hereunder);

          (iii) Corporate Documents. Such documents and certificates as the Administrative Agent may reasonably request (including certified copies of the organizational documents of such Subsidiary and of resolutions of its board of directors authorizing such Subsidiary becoming a Borrower hereunder, and of all documents evidencing all other necessary corporate or other action required with respect to such Subsidiary Borrower becoming party to this Agreement); and

          (iv) Other Documents. Receipt of such other documents relating thereto as the Administrative Agent or its counsel may reasonably request, which may include other documents that are consistent with conditions for Subsidiary Borrowers set forth in Section 4.01.

          (c) Termination of Subsidiary Borrowers. The Company may, at any time at which no Loans or any other amounts hereunder or under any other Loan Documents shall be outstanding to a Subsidiary Borrower that is the subject of the Subsidiary Borrower Termination Notice referred to below, terminate such Subsidiary Borrower as a Borrower hereunder by delivering to the Administrative Agent an executed notice thereof (each a "Subsidiary Borrower Termination Notice"), substantially in the form of Exhibit H hereto. Any Subsidiary Borrower Termination Notice furnished hereunder shall be effective upon receipt thereof by the Administrative Agent (which shall promptly so notify the Banks and the Issuing Banks), whereupon all commitments of the Banks to make Loans to such Subsidiary Borrower and all of the rights of such Subsidiary Borrower hereunder shall terminate and such Subsidiary Borrower shall immediately cease to be a Borrower hereunder. Notwithstanding anything herein to the contrary, the delivery of a Subsidiary Borrower Termination Notice with respect to any Subsidiary Borrower shall not terminate (i) any obligation of such Subsidiary Borrower that remains unpaid at the time of such delivery or
(ii) the obligations of the Company under Section 12 with respect to any such unpaid obligations.

          Upon the occurrence of any event described in Section 9(e), (f) or (g) hereof (or any event which under the laws of any jurisdiction is analogous to any such event) relating to a Foreign Subsidiary Borrower, (i) all commitments of the Banks to make Loans to such Foreign Subsidiary Borrower and all of the rights of such Foreign Subsidiary Borrower hereunder shall automatically terminate and such Foreign Subsidiary Borrower shall immediately cease to be a Foreign Subsidiary Borrower hereunder, (ii) the principal amount then outstanding of, and the accrued interest on, the Loans (if any) made to such Foreign Subsidiary Borrower and all other amounts payable by such Foreign Subsidiary Borrower hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.04 hereof) shall automatically become immediately due and payable and (iii) if any Letters of Credit are then outstanding under which such Foreign Subsidiary Borrower is the account party, the Company shall provide cash cover in an amount equal to the LC Exposure in respect of all such Letters of Credit, as specified in the last paragraph of
Section 9 hereof, in each case, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by such Foreign Subsidiary Borrower.

          11.14 Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the "Specified Currency"), and payment in New York City or the country of the Specified Currency, as the case may be (the "Specified Place"), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of each Borrower under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Bank hereunder or under any other Loan Document (in this Section 11.14 called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and each Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

          11.15 USA PATRIOT Act. Each Bank hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Bank to identify each Borrower in accordance with said Act.

          11.16 Waivers of Certain Notices under Existing Credit Agreements. As of the Effective Date, (a) each of the Banks signatory hereto that is also a party to the Existing 364-Day Credit Agreement hereby agrees that (i) all of the commitments to extend credit under the Existing 364-Day Credit Agreement will be terminated automatically and that this Agreement constitutes notice of such termination and (ii) waives the requirement for prior notice with respect to such termination and/or any prepayment of loans (if any) thereunder as of the Effective Date; and (b) each of the Banks signatory hereto that is also a party to the Existing 5-Year Credit Agreement hereby agrees that waives the requirement for prior notice with respect to any prepayment of loans (if any) thereunder as of the Effective Date.

          11.17 Appointment of Company as Agent. Each Subsidiary Borrower party hereto as of the Effective Date, by its signature below, and each Subsidiary Borrower designated after the Effective Date as a "Subsidiary Borrower" pursuant to Section 11.13 hereof, by its acknowledgment to the Subsidiary Borrower Designation relating to such Subsidiary Borrower, as applicable:

          (a) appoints and authorizes the Company for the purposes of (i) signing documents deliverable by or on behalf of such Subsidiary Borrower hereunder or under any other Loan Document, (ii) providing notices to or making requests of the Administrative Agent, any Issuing Bank or any Bank on behalf of such Subsidiary Borrower, (iii) receiving notices and documents from the Administrative Agent, any Issuing Bank or any Bank on behalf of such Subsidiary Borrower and (iv) taking any other action on behalf of such Subsidiary Borrower hereunder or under any other Loan Document, in each case to the extent specifically provided for hereunder or thereunder, and such Subsidiary Borrower agrees to be irrevocably bound by all such actions being taken on behalf of such Subsidiary Borrower by the Company and all such notices received by the Company on behalf of such Subsidiary Borrower;

          (b) authorizes the Administrative Agent, each Issuing Bank and each Bank to treat (i) each document signed by, each notice given or received by, each document delivered or received by and each request made by the Company on its behalf and (ii) each other action which specifically provides herein or therein that the Company acts on behalf, or at the direction, of such Subsidiary Borrower as if such Subsidiary Borrower

     (and not the Company) had in fact signed such document, given or received such notice, delivered or received such document, made such request or taken such action to the extent such document, notice, request and other action to be signed, sent, made or taken, as applicable, specifically states that it is on behalf of such Subsidiary Borrower; and

          (c) acknowledges that the Administrative Agent, each Issuing Bank and each Bank are relying upon the appointments and authorizations set forth in this Section 11.17 in connection with the making of their Commitments and credit extensions hereunder.

In the event the Administrative Agent, any Issuing Bank or any Bank reasonably believes that it has received a conflicting notice or instruction from the Company and/or his or her designees, the Administrative Agent, such Issuing Bank or such Bank may refrain from action upon such notice or instruction and shall promptly request the Company for clarification regarding such notice or instruction.

          Notwithstanding anything herein to the contrary, unless the Company shall otherwise notify the Administrative Agent thereof in writing, all notices to or requests of the Administrative Agent, any Issuing Bank or any Bank in respect on any extension of credit hereunder by any Subsidiary Borrower shall be made by the Company on behalf of such Subsidiary Borrower (and not by such Subsidiary Borrower on its own behalf).

          Section 12. Guarantee.

          12.01 Guarantee. The Company hereby guarantees to each Bank and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by optional prepayment, by acceleration or otherwise) of all principal of and interest on any and all Loans made to each Subsidiary Borrower (including, without limitation, each Subsidiary Borrower that shall become party hereto after the date hereof pursuant to
Section 11.13 hereof), and the prompt payment in full of all other amounts payable by each Subsidiary Borrower under this Agreement and the other Loan Documents, in each case in strict accordance with the terms thereof (all such obligations being herein collectively called the "Guaranteed Obligations"). The Company hereby further agrees that if any Subsidiary Borrower shall fail to pay in full when due (whether at stated maturity, by optional prepayment, by acceleration or otherwise) any of the Guaranteed Obligations, the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          12.02 Obligations Unconditional. The obligations of the Company under
Section 12.01 hereof are absolute and unconditional, irrespective of the authorization, value, genuineness, validity, regularity or enforceability of any agreement or instrument under which any Guaranteed Obligations have been incurred (herein, the "Underlying Instruments"), or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 12.02 that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Company hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Company, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of any Underlying Instrument shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any Underlying Instrument shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Bank as security for any of the Guaranteed Obligations shall fail to be perfected.

The Company hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Bank exhaust any right, power or remedy or proceed against any Subsidiary Borrower under any Underlying Instrument, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          12.03 Reinstatement. The obligations of the Company under this Section 12 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Subsidiary Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Company agrees that it will indemnify the Administrative Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          12.04 Subrogation. The Company hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations, and the expiration or termination of the Commitments or other obligations of the Banks to make financial accommodations available to any Subsidiary Borrower under the Underlying Instruments, it shall not exercise any right or remedy arising by reason of any performance by it of the guarantee in this Section 12, whether by subrogation or otherwise, against any Subsidiary Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

          12.05 Remedies. The Company agrees that, as between the Company on the one hand and the Administrative Agent and the Banks on the other, the obligations of any Subsidiary Borrower under the Underlying Instruments may be declared to be forthwith due and payable (and, in the event of the commencement of any bankruptcy or insolvency proceeding, shall be deemed to have become automatically due and payable) for purposes of Section 12.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against such Subsidiary Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Subsidiary Borrower) shall forthwith become due and payable by the Company for purposes of Section
12.01 hereof.

          12.06 Continuing Guarantee. The guarantee in this Section 12 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        PITNEY BOWES INC.


                                        By: /s/ Bruce P. Nolop
                                            ------------------------------------
                                        Name: Bruce P. Nolop
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                        By: /s/ Helen Shan
                                            ------------------------------------
                                        Name: Helen Shan
                                        Title: Vice President and Treasurer

                                        Address for Notices:

                                        Pitney Bowes Inc.
                                        1 Elmcroft Road
                                        Stamford, Connecticut 06926-0700
                                        Attention: Helen Shan, Vice President
                                                   and Treasurer
                                        Fax No.: 203-351-7768
                                        Telephone No.: 203-351-7746

                                        U.S. Federal Tax Identification No. for
                                        the Company: 060495050

                                        With a copy to:

                                        Pitney Bowes Inc.
                                        1 Elmcroft Road
                                        Stamford, Connecticut 06926-0700
                                        Attention: Stephen Wayne, Esq.,
                                                   Assistant General Counsel
                                        Fax No.: 203-348-4287
                                        Telephone No.: 203-351-7883

                                        SUBSIDIARY BORROWERS

                                        [None as of the Effective Date]

                                        BANKS

                                        JPMORGAN CHASE BANK, N.A.
                                        individually and as Administrative Agent


                                        By: /s/ Robert T. Sacks
                                            ------------------------------------
                                        Name: Robert T. Sacks
                                        Title: Managing Director

                                        Address for Notices (for Administrative
                                        Agent):

                                        JPMorgan Chase Bank, N.A.
                                        1111 Fannin Street
                                        Houston, Texas 77002-8069
                                        Attention: Loan and Agency Services
                                        Fax No.: 713-750-2932
                                        Telephone No.: 713-750-2599

                                        Address for Notices (for Administrative
                                        Agent) in the case of any notice that
                                        relates to a Loan denominated in an
                                        Agreed Foreign Currency (in addition to
                                        the foregoing address):

                                        J.P. Morgan Europe Limited
                                        125 London Wall
                                        London, EC2P 5AJ England
                                        Attention: Agency
                                        Fax No. 011-44-207-777 2360
                                        Telephone No. 011-44-207 777 2355

                                        with a copy to:

                                        JPMorgan Chase Bank, N.A.
                                        270 Park Avenue
                                        4th Floor
                                        New York, New York 10017
                                        Attention: Robert Sacks
                                        Fax No.: 212-270-6637
                                        Telephone No.: 212-270-4118

                                        CITIBANK, N.A.


                                        By: /s/ Diane L. Pockaj
                                            ------------------------------------
                                        Name: Diane L. Pockaj
                                        Title: Managing Director

                                        ABN AMRO BANK N.V.


                                        By: /s/ Nan Logan
                                            ------------------------------------
                                        Name: Nan Logan
                                        Title: Managing Director


                                        By: /s/ John Jankowski
                                            ------------------------------------
                                        Name: John Jankowski
                                        Title: Assistant Vice President

                                        BANK OF AMERICA, N.A.


                                        By: /s/ John Walkiewicz
                                            ------------------------------------
                                        Name: John Walkiewicz
                                        Title: Vice President

                                        BARCLAYS BANK PLC


                                        By: /s/ Nicholas Bell
                                            ------------------------------------
                                        Name: Nicholas Bell
                                        Title: Director

                                        DEUTSCHE BANK AG NEW YORK BRANCH


                                        By: /s/ David G. Dickinson, Jr.
                                            ------------------------------------
                                        Name: David G. Dickinson, Jr.
                                        Title: Director


                                        By: /s/ Yvonne Tilden
                                            ------------------------------------
                                        Name: Yvonne Tilden
                                        Title: Vice President

                                        MERRILL LYNCH BANK USA


                                        By: /s/ Louis Alder
                                            ------------------------------------
                                        Name: Louis Alder
                                        Title: Director

                                        MORGAN STANLEY BANK


                                        By: /s/ Daniel Twenge
                                            ------------------------------------
                                        Name: Daniel Twenge
                                        Title: Vice President

                                        CREDIT SUISSE, CAYMAN ISLANDS BRANCH


                                        By: /s/ Jay Chall
                                            ------------------------------------
                                        Name: Jay Chall
                                        Title: Director


                                        By: /s/ James Neira
                                            ------------------------------------
                                        Name: James Neira
                                        Title: Associate

                                        MELLON BANK, N.A.


                                        By: /s/ William M. Feathers
                                            ------------------------------------
                                        Name: William M. Feathers
                                        Title: Vice President

                                        MIZUHO CORPORATE BANK, LTD.


                                        By: /s/ Robert Gallagher
                                            ------------------------------------
                                        Name: Robert Gallagher
                                        Title: Senior Vice President

                                        ROYAL BANK OF CANADA


                                        By: /s/ Barton Lund
                                            ------------------------------------
                                        Name: Barton Lund
                                        Title: Authorized Signatory

                                        WILLIAM STREET COMMITMENT CORPORATION
                                        (Recourse only to assets of William
                                        Street Commitment Corporation)


                                        By: /s/ Mark Walton
                                            ------------------------------------
                                        Name: Mark Walton
                                        Title: Assistant Vice President

                                        FIRST TENNESSEE BANK NATIONAL
                                        ASSOCIATION


                                        By: /s/ James H. Moore, Jr.
                                            ------------------------------------
                                        Name: James H. Moore, Jr.
                                        Title: SVP

                                        STATE STREET BANK AND TRUST
                                        COMPANY


                                        By: /s/ Janet B. Nolin
                                            ------------------------------------
                                        Name: Janet B. Nolin
                                        Title: Vice President

                                                                         ANNEX 1

                                   COMMITMENTS

                                                DOLLAR        MULTICURRENCY
                   BANK                     COMMITMENT ($)   COMMITMENT ($)
                   ----                     --------------   --------------
JPMorgan Chase Bank, N.A.                                       205,000,000
Citibank, N.A.                                                  205,000,000
ABN AMRO Bank N.V.                                              150,000,000
Bank of America, N.A.                                           150,000,000
Barclays Bank PLC                                               150,000,000
Deutsche Bank AG New York Branch                                150,000,000
Merrill Lynch Bank USA                                           85,000,000
Morgan Stanley Bank                                              85,000,000
Credit Suisse, Cayman Islands Branch                             50,000,000
Mellon Bank, N.A.                                                50,000,000
Mizuho Corporate Bank, Ltd.                                      50,000,000
Royal Bank of Canada                                             50,000,000
William Street Commitment Corporation                            50,000,000
First Tennessee Bank National Association      35,000,000
State Street Bank and Trust Company                              35,000,000
                                              -----------    --------------
Total                                         $35,000,000    $1,465,000,000
                                              ===========    ==============


                Annex 2 to Amended and Restated Credit Agreement

                                                                         ANNEX 2

                                 Mandatory Costs

Calculation of Mandatory Cost Rate

1. The Mandatory Cost is an addition to the interest rate to compensate the Banks for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period for any Loan denominated in Pounds Sterling or another Agreed Foreign Currency (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Bank participating in such Loan, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of such Banks' Additional Cost Rates (weighted in proportion to the percentage participation of each such Bank in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Bank lending from a specific lending office in a Participating Member State will be the percentage notified by that Bank to the Administrative Agent. This percentage will be certified by that Bank in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Bank's participation in all Loans made from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4. The Additional Cost Rate for any Bank lending from a lending office in the United Kingdom will be calculated by the Administrative Agent as follows:

     (a)  in relation to a Loan made in Pounds Sterling:

          AB + C(B - D) + E x 0.01
          ------------------------ percent per annum
                100 - (A + C)

     (b) in relation to a Loan made in any Agreed Foreign Currency other than Pounds Sterling:

          E x 0.01
          -------- percent per annum.
            300

     Where:

     A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which such Bank is from time to time required to maintain as an

                Annex 2 to Amended and Restated Credit Agreement interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

     B is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and, if applicable, any additional amount of interest specified in Section 2.14(f)) payable for the relevant Interest Period on the Loan.

     C is the percentage (if any) of Eligible Liabilities which such Bank is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

     D is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

     E is designed to compensate the Banks for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per L1,000,000;

5.   For the purposes of this Schedule 1.01C:

     (a) "Eligible Liabilities" has the meaning given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England.

     (b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits.

     (c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate).

     (d) "Reference Bank" means the principal London offices of JPMorgan Chase Bank, N.A. or such other banks as may be appointed by the Administrative Agent in consultation with the Company.

     (e) "Special Deposits" has the meaning given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England.

     (f) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formula, A, B, C and D will be included in the formula as percentages (i.e. 5 percent will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per L1,000,000 of the Tariff
     Base of that Reference Bank.

8. Each Bank shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Bank shall supply the following information on or prior to the date on which it becomes a Bank:

     (a)  the jurisdiction of its applicable lending office; and

     (b) any other information that the Agent may reasonably require for such purpose.

     Each Bank shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Bank for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Bank notifies the Administrative Agent to the contrary, each Bank's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with an lending office in the same jurisdiction as its lending office.

10. The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Banks on the basis of the Additional Cost Rate for each Bank based on the information provided by each Bank and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Administrative Agent pursuant to this Schedule 1.01C in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all parties to the Credit Agreement.

13. The Administrative Agent may from time to time, after consultation with the Company and the Banks, determine and provide notice to the Company and the Banks of any amendments which are required to be made to this Schedule 1.01C in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to the Credit Agreement.

                                                                   SCHEDULE 8.05

                                 Existing Liens

                                      None.

             Schedule 8.05 to Amended and Restated Credit Agreement

                                                                     EXHIBIT A-1

                            [Form of Syndicated Note]

                                 PROMISSORY NOTE

$_______________                                             _____________, 200_
                                                              New York, New York

          FOR VALUE RECEIVED, [NAME OF BORROWER], a [_______] corporation (the "Borrower"), hereby promises to pay to __________________ (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of JPMorgan Chase Bank, N.A., in New York, New York, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Syndicated Loans made by the Bank to the Borrower under the Credit Agreement), in the respective Currencies in which such Syndicated Loans are denominated and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Syndicated Loan, at such office, in like money and funds, for the period commencing on the date of such Syndicated Loan until such Syndicated Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, Currency, interest rate and duration of Interest Period of each Syndicated Loan made by the Bank to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Syndicated Loans made by the Bank.

          This Note is one of the Syndicated Notes referred to in the Amended and Restated Credit Agreement dated as of May 19, 2006 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Pitney Bowes Inc., the subsidiary borrowers party thereto, the lenders party thereto (including the Bank), and JPMorgan Chase Bank, N.A., as Administrative Agent, and evidences Syndicated Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Syndicated Loans upon the terms and conditions specified therein.

          Except as permitted by Sections 5.06 and 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

                                 Syndicated Note

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                        [NAME OF BORROWER]


                                        By
                                           -------------------------------------
                                        Title:
                                               ---------------------------------

                          SCHEDULE OF SYNDICATED LOANS

          This Note evidences Syndicated Loans made, Continued or Converted under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types and Currencies, bearing interest at the rates and having Interest Periods of the durations set forth below, subject to the payments, Continuations Conversions and prepayments of principal set forth below:

                                                      Amount
       Principal                                       Paid,
Date     Amount    Type and              Maturity   Continued,     Unpaid
 of        of      Currency   Interest      of       Converted   Principal   Notation
Loan      Loan      of Loan     Rate       Loan     or Prepaid     Amount     Made by
----   ---------   --------   --------   --------   ----------   ---------   --------


                                                                     EXHIBIT A-2

                           [Form of Money Market Note]

                                 PROMISSORY NOTE

                                                             _____________, 200_
                                                              New York, New York

          FOR VALUE RECEIVED, PITNEY BOWES INC., a Delaware corporation, (the "Borrower"), hereby promises to pay to __________________ (the "Bank"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of JPMorgan Chase Bank, N.A., in New York, New York, the aggregate unpaid principal amount of the Money Market Loans made by the Bank to the Borrower under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Money Market Loan, at such office, in like money and funds, for the period commencing on the date of such Money Market Loan until such Money Market Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and maturity date of each Money Market Loan made by the Bank to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Money Market Loans made by the Bank.

          This Note is one of the Money Market Notes referred to in the Amended and Restated Credit Agreement dated as of May 19, 2006 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Pitney Bowes Inc., the subsidiary borrowers party thereto, the lenders party thereto (including the Bank) and JPMorgan Chase Bank, N.A., as Administrative Agent, and evidences Money Market Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events.

          Except as permitted by Sections 5.06 and 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

                                Money Market Note

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                        PITNEY BOWES INC.


                                        By
                                           -------------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                SCHEDULE OF LOANS

          This Note evidences Money Market Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

       Principal
Date     Amount    Type              Maturity    Amount     Unpaid
 of        of       of    Interest   Date of    Paid or   Principal   Notation
Loan      Loan     Loan     Rate       Loan     Prepaid     Amount     Made by
----   ---------   ----   --------   --------   -------   ---------   --------


                                                                       EXHIBIT B

                [Form of Opinion of the Counsel for the Company]

                                                                    May 19, 2006

To the Banks party to the
Credit Agreement referred to below
and JPMorgan Chase Bank, N.A.,
as Administrative Agent

Ladies and Gentlemen:

          I have acted as counsel for Pitney Bowes Inc. (the "Company") in connection with the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of May 19, 2006, among the Company, the Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, providing for extensions of credit to be made by said Banks to the Company. Terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 6.01(d) of the Credit Agreement.

          In rendering the opinions expressed below, I have examined the following agreements, instruments and other documents:

          (a)  the Credit Agreement;

          (b) the Notes(if any) of the Company executed and delivered on the Effective Date; and

          (c) such records of the Company and such other documents as I have deemed necessary as a basis for the opinions expressed below.

The Credit Agreement and such Notes are collectively referred to as the "Credit Documents".

          In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Company.

          In rendering the opinions expressed below, I have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Company):

                     Opinion of the Counsel for the Company

          (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

          (ii) all signatories to such documents have been duly authorized; and

          (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. The Company has all requisite corporate power to execute and deliver, and to perform its obligations and to borrow under, the Credit Documents.

          3. The execution, delivery and performance by the Company of each Credit Document, and the borrowings by the Company under the Credit Agreement, have been duly authorized by all necessary corporate action on the part of the Company.

          4. The Company has duly executed and delivered each Credit Document.

          5. Each Credit Document constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          6. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of New York is required on the part of the Company for the execution, delivery or performance by the Company of any of the Credit Documents or for the borrowings by the Company under the Credit Agreement.

          7. The execution, delivery and performance by the Company of, and the consummation by the Company of the transactions contemplated by, the Credit Documents do not and will not (a) violate any provision of its charter or by-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction, decree or award of any court or governmental authority or agency or any arbitral award applicable to the Company or any of its Domestic Subsidiaries or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument to which the Company or any of its Domestic Subsidiaries is a party or by which any of them is bound or to which any of them is subject.

          8. Except as disclosed in the Company's Annual Report on Form 10-K filed with the SEC for the Company's fiscal year ended December 31, 2005 and in the Company's Quarterly Report on Form 10-Q filed with the SEC for the Company's fiscal quarter ended March 31, 2006, I have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective Properties that would have a Material Adverse Effect.

          9. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 11.03 of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

          (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (C) Paragraph (iii) of Section 12.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially modified.

          (D) I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New
     York) that limit the interest, fees or other charges such Bank may impose,
     (ii) Section 4.07(c) of the Credit Agreement, (iii) the second sentence of
     Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents, and (iv) the waiver of inconvenient forum set forth in
     Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

          (E) I wish to point out that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any Foreign Currency would be rendered in such Foreign Currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of such judgment and (ii) a judgment rendered by a United States Federal court in the State of New York in respect of an obligation denominated in a Foreign Currency may be expressed in Dollars (provided that I express no opinion as to the rate of exchange such court would apply).

          The foregoing opinions are limited to matters involving the Federal laws of the United States, the Delaware General Corporation Law and the law of the State of New York, and I do not express any opinion as to the laws of any other jurisdiction.

          At the request of my client, this opinion letter is, pursuant to
Section 6.01(d) of the Credit Agreement, provided to you by me and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, my prior written consent.

                                Very truly yours,

                                                                       EXHIBIT C

             [Form of Opinion of Special New York Counsel to JPMCB]

                                                                    May 19, 2006

To the Banks party to the
Credit Agreement referred to
below and JPMorgan Chase Bank, N.A.,
as Administrative Agent

Ladies and Gentlemen:

          We have acted as special New York counsel to JPMorgan Chase Bank, N.A. ("JPMCB") in connection with the Amended and Restated Credit Agreement dated as of May 19, 2006 (the "Credit Agreement") among Pitney Bowes Inc. (the "Company"), each subsidiary borrower party thereto (together with the Company, the "Borrowers") the banks party thereto and JPMCB, as Administrative Agent, amending and restating the Credit Agreement dated as of May 21, 2004 (the "Existing Credit Agreement") and providing for extensions of credit to be made by said banks to the Borrowers. Terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to
Section 6.01(e) of the Credit Agreement.

          In rendering the opinions expressed below, we have examined executed counterparts of the Credit Agreement and the Notes (if any) executed and delivered on the Effective Date (collectively referred to as the "Credit Documents"). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement. In rendering the opinions expressed below, we have assumed that (i) the Credit Documents have been duly authorized, executed and delivered by, and (except to the extent expressly set forth in the opinions below as to each Borrower) constitute legal, valid, binding and enforceable obligations of, all of the parties thereto; (ii) all signatories thereto have been duly authorized; (iii) all of the parties thereto are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the same; and. (iv) upon the delivery of this opinion, the conditions precedent in
Section 6 of the Credit Agreement have been satisfied (including that all Persons specified in Section 6.01(a) of the Credit Agreement have executed and delivered the Credit Agreement or have provided a confirmation with respect thereto as contemplated thereby).

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each of the Credit Documents constitutes the legal, valid and binding obligation of each Borrower party thereto, enforceable against such Borrower in accordance with its terms, except as may be

                  Opinion of Special New York Counsel to JPMCB limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally (including the possible judicial application of foreign laws or governmental action affecting the enforcement of creditors' rights) and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 11.03 and 12.03 of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

          (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (C) Paragraph (iii) of Section 12.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially modified.

          (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New
     York) that limits the interest, fees or other charges it may impose for the loan or use of money or other credit, (ii) Section 4.07(c) of the Credit Agreement, (iii) the second sentence of Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents,
     (iv) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York and (v) Section 11.14 of the Credit Agreement.

          (E) We wish to point out that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any Foreign Currency would be rendered in such Foreign Currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of such judgment and (ii) a judgment rendered by a United States Federal court in the State of New York in respect of an obligation denominated in a Foreign Currency may be expressed in Dollars (provided that we express no opinion as to the rate of exchange such court would apply).

          The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

          This opinion letter is, pursuant to Section 6.01(e) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to JPMCB and may not be relied upon by any other person or for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                Very truly yours,

WJM/[___]

                                                                       EXHIBIT D

                      [Form of Money Market Quote Request]

                                                       [Date] __________________

To:   JPMorgan Chase Bank, N.A., as Administrative Agent

From: Pitney Bowes Inc.

Re:   Money Market Quote Request

     Pursuant to Section 2.03 of the Amended and Restated Credit Agreement dated as of May 19, 2006 (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement") among Pitney Bowes Inc. (the "Company"), the subsidiary borrowers party thereto, the banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, we hereby give notice that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Borrowing   Quotation                            Interest
   Date     Date[*1]    Amount[*2]   Type[*3]   Period[*4]
---------   ---------   ----------   --------   ----------


     Terms used herein have the meanings assigned to them in the Credit
Agreement.

                                        PITNEY BOWES INC.


                                        By
                                           -------------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

----------
*    All numbered footnotes appear on the last page of this Exhibit.

                           Money Market Quote Request

----------
[1] For use if an Absolute Rate in an Absolute Rate Auction is requested to be submitted before the Borrowing Date.

[2]  Each amount must be $15,000,000 or a larger multiple of $1,000,000.

[3]  Insert either "LIBOR Market Loans" or "Absolute Rate Loans".

[4] One, two, three, six, nine or twelve months, in the case of a LIBOR Market Loan or, in the case of an Absolute Rate Loan, a period of not less than 7 or more than 360 days after the making of such Absolute Rate Loan and ending on a Business Day.

                                                                       EXHIBIT E

                          [Form of Money Market Quote]

To: JPMorgan Chase Bank, N.A., as Administrative Agent

Attention: _____________________

Re: Money Market Quote to
    Pitney Bowes Inc.

          This Money Market Quote is given in accordance with Section 2.03(c) of the Amended and Restated Credit Agreement dated as of May 19, 2006 (as amended, modified and supplemented and in effect from time to time, the "Credit Agreement") among Pitney Bowes Inc. (the "Company"), the subsidiary borrowers party thereto, the banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein.

          In response to the Company's invitation dated __________, ____, we hereby make the following Money Market Quote(s) on the following terms:

          1. Quoting Bank: _____________________________________________________

          2. Person to contact at Quoting Bank: ________________________________

          3. We hereby offer to make Money Market Loan(s) in the following principal amount[s], for the following Interest Period(s) and at the following rate(s):

Borrowing   Quotation                            Interest
   Date      Date[*1]   Amount[*2]   Type[*3]   Period[*4]   Rate[*5]
---------   ---------   ----------   --------   ----------   --------


provided that the Company may not accept offers that would result in the undersigned making Money Market Loans pursuant hereto in excess of $___________ in the aggregate (the "Money Market Loan Limit").

----------
*    All numbered footnotes appear on the last page of this Exhibit.

                               Money Market Quote

          We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] us to make the Money Market Loan(s) for which any offer(s) (is/are) accepted, in whole or in part (subject to the third sentence of Section 2.03(e) of the Credit Agreement and any Money Market Loan Limit specified above).

                                        Very truly yours,

                                        ----------------------------------------
                                        [NAME OF BANK]


                                        By
                                           -------------------------------------
                                           Authorized Officer

Dated: __________, ____

----------
[1]  As specified in the related Money Market Quote Request.

[2] The principal amount bid for each Interest period may not exceed the principal amount requested. Bids must be made for at least $15,000,000 (or a larger multiple of $1,000,000).

[3]  Indicate "LIBOR Market Loans" or "Absolute Rate Loans".

[4] One, two, three, six, nine or twelve months, in the case of a LIBOR Market Loan or, in the case of an Absolute Rate Loan, a period of not less than 7 and not more than 360 days after the making of such Absolute Rate Loan and ending on a Business Day, as specified in the related Money Market Quote Request.

[5] For a LIBOR Market Loan, specify margin over or under the Eurocurrency Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS". For an Absolute Rate Loan, specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).

                                                                       EXHIBIT F

                            ASSIGNMENT AND ASSUMPTION

          This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor: _________________________________________________________________

2.   Assignee: _________________________________________________________________
               [and is an Affiliate/Approved Fund of [identify Bank](1)]

3.   Borrower(s): ______________________________________________________________

----------
(1)  Select as applicable.

                            Assignment and Assumption

4.   Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.   Credit Agreement: The $1,500,000,000 Amended and Restated Credit Agreement
                       dated as of May 19, 2006 among Pitney Bowes Inc., the subsidiary borrowers party thereto, the Banks parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

6.   Assigned Interest:

Aggregate Amount of
Commitment/Loans for   Amount of Commitment/Loans   Percentage Assigned of
      all Banks                 Assigned              Commitment/Loans(2)
--------------------   --------------------------   ----------------------
  $________________         $________________               _____%
  $________________         $________________               _____%
  $________________         $________________               _____%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR

                                        ----------------------------------------
                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNEE

                                        ----------------------------------------
                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

----------
(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder.

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A.,
   as Administrative Agent and an Issuing Bank


By
   ----------------------------------
Title:
       ------------------------------


[OTHER ISSUING BANK](3),
   as an Issuing Bank


By
   ----------------------------------
Title:
       ------------------------------


[Consented to:](4)

PITNEY BOWES INC.


By
   ----------------------------------
Title:
       ------------------------------


By
   ----------------------------------
Title:
       ------------------------------

----------
(3)  To be added for each other Issuing Bank

(4) To be added only if the consent of the Company is required by the terms of the Credit Agreement.

                                                                         ANNEX 1

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

          1. Representations and Warranties.

          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or any other Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement or any other Loan Document.

          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement or any other Loan Document, (ii) it satisfies the requirements, if any, specified in the Credit Agreement or any other Loan Document that are required to be satisfied by it in order to acquire the Assigned Interest and become a Bank, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement or any other Loan Document as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Credit Agreement or any other Loan Document, together with copies of the most recent financial statements delivered pursuant to
Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank, and (v) if it is not a Foreign Bank, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement or any other Loan Document, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Document, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or any other Loan Document are required to be performed by it as a Bank.

                      Annex 1 to Assignment and Assumption

          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                         Subsidiary Borrower Designation

                                                                       EXHIBIT G

                    [Form of Subsidiary Borrower Designation]

                         SUBSIDIARY BORROWER DESIGNATION

                                          _____________, 20__

To JPMorgan Chase Bank, N.A.,
as Administrative Agent
270 Park Avenue
New York, New York 10017
Attention: _________________

                       Re: Subsidiary Borrower Designation

Ladies and Gentlemen:

          Reference is made to the Credit Agreement (the "Credit Agreement") dated as of May 19, 2006 among Pitney Bowes Inc. (the "Company"), the Subsidiary Borrowers party thereto, the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the "Administrative Agent"). Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

          The Company hereby designates [________] (the "Subject Subsidiary"), a Subsidiary of the Company and a [corporation] duly organized under the laws of [________], as a Subsidiary Borrower in accordance with Section 11.13(a) of the Credit Agreement until such designation is terminated in accordance with Section 11.13(c).

          The Subject Subsidiary hereby accepts the above designation and hereby expressly and unconditionally accepts the obligations of a Subsidiary Borrower under the Credit Agreement, adheres to the Credit Agreement and agrees and confirms that, upon your execution and return to the Company of the enclosed copy of this Subsidiary Borrower Designation, it shall be a Subsidiary Borrower for purposes of the Credit Agreement and agrees to be bound by and perform and comply with the terms and provisions of the Credit Agreement applicable to it as if it had originally executed the Credit Agreement as a Subsidiary Borrower. Pursuant to Section 11.17 of the Credit Agreement, the Subject Subsidiary hereby authorizes and empowers the Company to act as its representative and attorney-in-fact for the purposes of signing documents and giving and receiving notices (including notices of extensions of credit under the Credit Agreement) and other communications in connection with the Credit Agreement and the transactions contemplated thereby and for the purposes of amending, waiving or otherwise modifying any provision of the Credit Agreement and the other Loan Documents and further

                         Subsidiary Borrower Designation
agrees that the Administrative Agent and each Bank may conclusively rely on the foregoing authorization.

          The Company hereby confirms and agrees that after giving effect to this Subsidiary Borrower Designation the Guarantee of the Company contained in
Section 12 of the Credit Agreement shall apply to all of the obligations of the Subject Subsidiary under the Credit Agreement.

          The Subject Subsidiary hereby represents and warrants:

          1. Each of the representations and warranties set forth in Section
     7.12 of the Credit Agreement is true and correct as it relates to the Subject Subsidiary;

          [2. Each of the following representations and warranties is true and correct: [additional representations of a Foreign Subsidiary to be inserted, to the extent required pursuant to the first sentence of Section 11.13(a) of the Credit Agreement];]

          [2][3]. The Subject Subsidiary's addresses for notices, other communications and service of process provided for in the Credit Agreement shall be given in the manner, and with the effect, specified in Sections
     11.02 of the Credit Agreement to it at its "Address for Notices" specified on the signature pages below; and

          [3][4]. The Subject Subsidiary shall deliver to the Administrative Agent the documents and certificates set forth in, or required by, Section
     11.13 of the Credit Agreement.

          The designation of the Subject Subsidiary as a Subsidiary Borrower under the Credit Agreement shall become effective as of the date (the "Effective Date") on which the Administrative Agent accepts this Subsidiary Borrower Designation as provided on the signature pages below. As of the Effective Date, the Subject Subsidiary shall be entitled to the rights, and subject to the obligations, of a Subsidiary Borrower. Except as expressly herein provided, the Credit Agreement shall remain unchanged and in full force and effect.

          The Subject Subsidiary hereby agrees that this Subsidiary Borrower Designation, the Credit Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Subject Subsidiary hereby submits to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, in each case sitting in New York County, and any appellate court from any thereof, for the purposes of all legal proceedings arising out of or relating to this Subsidiary Borrower Designation, the Credit Agreement or the transactions contemplated thereby. THE SUBJECT SUBSIDIARY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY BORROWER DESIGNATION, THE CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

          This Subsidiary Borrower Designation may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the Company and the Subject Subsidiary have caused this Subsidiary Borrower Designation to be duly executed and delivered as of the day and year first above written.

                                        PITNEY BOWES INC.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [NAME OF SUBJECT SUBSIDIARY]
                                        a _________ [corporation]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address for Notices

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Attn:
                                              ----------------------------------
                                        Fax:
                                             -----------------------------------
                                        Tel:
                                             -----------------------------------

                                        With a copy to:
                                        Pitney Bowes Inc.
                                        1 Elmcroft Road
                                        Stamford, Connecticut 06926-0700
                                        Attention: Helen Shan, Vice President
                                        and Treasurer
                                        Fax No.: 203-351-7768
                                        Telephone No.: 203-351-7746

ACCEPTED

JPMORGAN CHASE BANK, N.A.
   as Administrative Agent


By
   -------------------------------------
Title:
       ---------------------------------

                                                                       EXHIBIT H

                [Form of Subsidiary Borrower Termination Notice]

                     SUBSIDIARY BORROWER TERMINATION NOTICE

                                                          [Date] _______________

To: JPMorgan Chase Bank, N.A. (the "Administrative Agent")

From: Pitney Bowes Inc. (the "Company")

          Reference is made to the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of May 19, 2006 among the Company, the subsidiary borrowers party thereto, the Banks party thereto (the "Banks") and the Administrative Agent. Terms used herein having the meanings assigned to them in the Credit Agreement.

          The Company hereby gives notice pursuant to Section 11.13(c) of the Credit Agreement that, effective as of the date hereof, [____________] (the "Subject Subsidiary") is terminated as a Subsidiary Borrower under the Credit Agreement and all commitments by the Banks to make Loans to such Subsidiary Borrower under the Credit Agreement are hereby terminated.

          Pursuant to Section 11.13(c) of the Credit Agreement, the Company hereby certifies that there are no outstanding Loans made to Subject Subsidiary, or unpaid interest thereon or other amounts owing by the Subject Subsidiary under the Credit Agreement.

          All obligations of Subject Subsidiary arising in respect of any period in which Subject Subsidiary was, or on account of any action or inaction taken by Subject Subsidiary as, a Subsidiary Borrower under the Credit Agreement shall survive the termination effected by this notice.

                                        PITNEY BOWES INC.


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By
                                           -------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                          Subsidiary Termination Notice